SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. ☐)

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the Appropriate Box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

YTB INTERNATIONAL, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed

YTB INTERNATIONAL, INC.

1901 East Edwardsville Road
Wood River, IL 62095

April 25, 2007

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of YTB International, Inc. to be held on June 11, 2007 at ___________________________ at 10:00 A.M. (CDT).

The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. During the meeting, we will also report on the operations of your Company and our directors and officers will be present to respond to your questions.

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED WHITE PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

It is always a pleasure for me and the other members of your Board of Directors to meet with our stockholders.

On behalf of your Board of Directors, thank you for your continued interest and support.

Sincerely,

/s/ J. Lloyd Tomer
J. Lloyd Tomer
Chairman of the Board of Directors

IMPORTANT

YOUR VOTE IS IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. AS SUCH, PLEASE SIGN, DATE AND MAIL YOUR WHITE PROXY CARD AT YOUR EARLIEST CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

IF YOU OWN YOUR SHARES THROUGH BANK OR BROKERAGE ACCOUNTS, YOU SHOULD BRING A WRITTEN STATEMENT FROM THE BANK OR BROKER VERIFYING THAT YOU ARE THE BENEFICIAL OWNER OF YOUR SHARES OR OTHER APPROPRIATE PROOF OF YOUR OWNERSHIP IF YOU WISH TO ATTEND THE MEETING. IF YOU LACK SUCH EVIDENCE, YOU WILL NOT BE ADMITTED TO THE MEETING.

YTB INTERNATIONAL, INC.
1901 East Edwardsville Road
Wood River, IL 62095

NOTICE OF ANNUAL MEETING

To be held on June 11, 2007

To the Holders of Common Stock:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of YTB International, Inc. (“YTB” or the “Company”) will be held at 10:00 A.M. (CDT), at ______________________________________, for the following purposes:

(1)	To elect all directors of the Company to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

(2)	To ratify the appointment of UHY, LLP as the Company’s independent public accountants for the fiscal year ending December 31, 2007;

(3)
To consider and vote upon a proposal to amend and restate the Company’s Certificate of Incorporation to provide for the classification of the Company’s Board of Directors into three classes of directors with staggered three−year terms;

(4)
To consider and vote upon a proposal to amend and restate the Company’s Certificate of Incorporation to provide for two classes of common stock through an increase in the total authorized capital of the Company to 405,000,000 shares, par value $0.001 per share, of which:

i.	300,000,000 shares would be designated as Class A common stock, with one-tenth of a vote per share;

ii.
100,000,000 shares would be designated as Class B common stock, including all currently issued and outstanding shares of common stock, with one vote per share, which upon transfer (except for certain gifts to trusts or family members) would automatically convert into shares of Class A common stock; and

iii.	5,000,000 shares would be designated as preferred stock, to be issued with such terms and rights as the Board of Directors of the Company shall determine;

(5)
To consider and vote upon a proposal to amend and restate the Company’s Certificate of Incorporation to require that the approval of the greater of (i) a majority of the outstanding stock of the Company entitled to vote, and (ii) sixty-six percent (66%) of the voting power of all shares present in person or by proxy and voting on a given matter, be required to enter into certain fundamental transactions involving the merger, sale of all, or substantially all, assets or change in control of the Company, if such transaction is not approved by the Company’s Board of Directors;

(6)
To consider and act upon a proposal to ratify an equity compensation plan (the “2007 Sales Director Bonus Plan”) under which performance-based grants consisting of discounted stock options will be granted to qualifying sales directors of the Company; and

(7)	To transact such other business as may properly come before the meeting or adjournments thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 23, 2007 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Representation of at least a majority of all outstanding shares of Common Stock is required to constitute a quorum. Accordingly, it is important that your stock be represented at the meeting. The Company will only admit to the Annual Meeting stockholders of record, persons who hold proof of beneficial ownership or who have been granted proxies, and any other person that the Company, in its sole discretion, may elect to admit. If you plan to attend the Annual Meeting, please check the appropriate box on your proxy card.

By Order of the Board of Directors,

/s/ Andrew Cauthen
Secretary

Wood River, IL
April 25, 2007

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SIGN, DATE, AND MAIL THE ENCLOSED WHITE PROXY CARD. A PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. PLEASE ACT AT YOUR FIRST CONVENIENCE.

YTB INTERNATIONAL, INC.
1901 East Edwardsville Road
Wood River, IL 62095

PRELIMINARY PROXY STATEMENT

The enclosed proxy is being solicited by the Board of Directors of YTB International, Inc. (“YTB” or the “Company”) for use in connection with the Annual Meeting of Stockholders to be held on June 11, 2007. This proxy statement and enclosed proxy are first being sent to stockholders on or about April 25, 2007. The mailing address of the principal executive office of the Company is 1901 East Edwardsville Road, Wood River, Illinois, 62095. The cost of preparing, printing and mailing the notice of meeting, form of proxy, proxy statement and annual report will be borne by the Company. Banks, brokerage houses, custodians, nominees and fiduciaries are being requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies, and may be reimbursed for their out-of-pocket expenses incurred in connection therewith.

Your vote is important. Shares represented by proxies will be voted in accordance with instructions on the proxy cards or, if no instructions are provided, such proxies will be voted in accordance with the recommendation of the Board of Directors “For” Proposals Numbered 1 through 6.  The proxies are also authorized to vote in their discretion on any other matter which may properly come before the Annual Meeting.

Any stockholder giving the enclosed proxy has the right to revoke it at any time before it is voted. To revoke a proxy, the stockholder must file with our Secretary either a written revocation or a duly executed proxy bearing a later date. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person.

The record of stockholders entitled to notice of, and to vote at, the Annual Meeting was taken at the close of business on April 23, 2007. At that date we had outstanding [38,971,967] shares of our Common Stock ($0.001 par value) (“Common Stock”). Each share of Common Stock is entitled to one vote. No other class of securities is entitled to vote at this meeting.

Under Section 216 of the Delaware General Corporation Law and our By-Laws, a majority of the shares of the Common Stock, present in person or represented by proxy, shall constitute a quorum for purposes of the Annual Meeting.

AVAILABLE INFORMATION AND SOURCES OF INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith we file reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The reports, proxy statements and other information filed by us with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, NE, Washington, D.C. 20549, and at the SEC’s Regional Offices at 175 W. Jackson Boulevard, Suite 900, Chicago, IL 60604 and 3 World Financial Center, Room 4300, New York, NY 10281. Copies of such material also may be obtained by mail from the Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You are being furnished with a copy of our annual report on Form 10-KSB along with this proxy statement, in satisfaction of the informational requirements of the Exchange Act. It is not to be regarded as proxy-solicitation material.

Statements contained in this Proxy Statement or in any document incorporated by reference in this Proxy Statement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed or incorporated by reference as an exhibit to the registration statement or such other document, each such statement being qualified in all respects by such reference.

No persons have been authorized to give any information or to make any representation other than those contained in this Proxy Statement in connection with the solicitations of proxies made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by us or any other person. The delivery of this Proxy Statement shall not under any circumstances create an implication that there has been no change in our affairs since the date hereof or that the information herein is correct as of any time subsequent to its date.

SECURITY OWNERSHIP OF OFFICERS, DIRECTORS AND 5% OWNERS

The following table lists the number of shares of Common Stock beneficially owned as of [April __, 2007], by those known by us to own beneficially 5% or more of the Common Stock, all the directors, each executive officer listed in the table under the caption “Summary Compensation Table” and all of our directors and executive officers as a group. As of April [__], 2007, [38,971,967] shares of our Common Stock, $0.001 par value, were outstanding. Except where indicated below, the address of each of the persons named below is 1901 East Edwardsville Road, Wood River, Illinois 62095.

Name and Address	Amount and Nature of Beneficial Ownership+		Percent of Class*
J. Lloyd Tomer	15,121,163	(1)	38.70%
J. Scott Tomer	14,751,138	(2)	37.75%
Michael Y. Brent (former President) (3)	5,709,530	(4)	14.65%
J. Kim Sorensen	14,665,262	(5)	37.53%
John D. Clagg	55,940	(6)	.14%
Andrew Cauthen	300,000	(7)	.77%
Harold L. Kestenbaum, Esq. (8)	25,454	(9)	.07%
Clay Winfield	1,130,000	(10)	2.82%
Andrew Wilder	10,000	(11)	.03%
Timothy Kaiser, M.D.	1,130,000	(12)	2.82%
Lou Brock	30,000.08%
John D. Simmons, Esq.	1,112,119	(13)	2.86%

All executive officers and directors as a group (12 persons)	18,430,462		47.29%

+ The number of shares beneficially owned is deemed to include shares of the Company’s Common Stock as to which the beneficial owner has or shares either investment or voting power. Unless otherwise stated, and except for voting powers held jointly with a person’s spouse, the persons and entities named in the table have voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Each such person’s percentage ownership is determined by assuming that the options or convertible securities that are held by such person, and which are exercisable within 60 days from the date hereof, have been exercised or converted, as the case may be.

All information with respect to beneficial ownership is based on filings made by the respective beneficial owners with the Securities and Exchange Commission (the “SEC”) or information provided to the Company by such beneficial owners.

* Based on [38,971,967] shares outstanding as of April [__], 2007 [currently 2/12/07]

1  This number consists of: (i) 179,700 shares of the Company’s Common Stock held by J. Lloyd Tomer individually; (ii) 100,000 shares held by Christine J. Tomer, J. Lloyd Tomer’s spouse; (iii) 50,000 shares held by Samantha C. Tomer, J. Lloyd Tomer’s dependent child; (iv) 50,000 shares held by J. Lloyd Tomer, Jr., J. Lloyd Tomer’s dependent child; (v) 200,000 shares held by Tomer & Associates, Inc. (of which J. Lloyd Tomer is the sole stockholder); (vi) 2,702,559 shares of Common Stock held by Great River Enterprises, LP#1, an Illinois partnership (“Great River”) (J. Lloyd Tomer is the sole stockholder of a corporation that is the general partner of Great River); (vii) 6,803,014 shares of Common Stock over which J. Lloyd Tomer may be deemed to share beneficial ownership with J. Scott Tomer and J. Kim Sorensen as a result of the grant, on November 22, 2006, by Michael Brent and Derek Brent to J. Lloyd Tomer, J. Scott Tomer and J. Kim Sorensen of an irrevocable proxy (the “Proxy”) with respect thereto, which include 699,998 shares from a restricted stock award to Michael Brent on January 2, 2007, of which 225,806 vested immediately and 118,548 shall vest on each subsequent anniversary date; (viii) 4,335,892 additional shares of Common Stock currently held by J. Scott Tomer (2,160,446) and J. Kim Sorensen (2,175,446) over which Great River may be deemed to share beneficial ownership as a result of the voting arrangements with respect thereto under the Stockholders’ Agreement dated as of December 8, 2004 (the “Stockholders’ Agreement”) by and among Michael Brent, Derek Brent, Great River, J. Scott Tomer and J. Kim Sorensen; and (ix) 699,998 shares from a restricted stock award to J. Lloyd Tomer on January 2, 2007, of which 225,806 vested immediately and 118,548 shall vest on each subsequent anniversary date. J. Lloyd Tomer disclaims beneficial ownership of (x) the 2,160,446 shares of Common Stock held by J. Scott Tomer and the 2,175,446 shares of Common Stock held by J. Kim Sorensen that are subject to the Stockholders’ Agreement, (y) the 6,803,014 shares subject to the Proxy, and (z) the 200,000 shares held by his spouse and dependent children.

2 This number consists of: (i) 2,295,121 shares of Common Stock held directly by J. Scott Tomer; (ii) 100,000 shares held by Lauri L. Tomer, J. Scott Tomer’s spouse; (iii) 6,803,014 shares of Common Stock over which J. Scott Tomer may be deemed to share beneficial ownership with J. Lloyd Tomer and J. Kim Sorensen as a result of the grant, on November 22, 2006, by Michael Brent and Derek Brent to J. Lloyd Tomer, J. Scott Tomer and J. Kim Sorensen of the Proxy with respect thereto, which include 699,998 shares from a restricted stock award to Michael Brent on January 2, 2007, of which 225,806 vested immediately and 118,548 shall vest on each subsequent anniversary date; (iv) 2,702,559 additional shares of Common Stock currently held by Great River and 2,175,446 shares of Common Stock currently held by J. Kim Sorensen over which J. Scott Tomer may be deemed to share beneficial ownership as a result of the voting arrangements with respect thereto under the Stockholders’ Agreement; and (v) 699,998 shares from a restricted stock award to J. Scott Tomer on January 2, 2007, of which 225,806 vested immediately and 118,548 shall vest on each subsequent anniversary date. J. Scott Tomer disclaims beneficial ownership of (x) the 2,702,559 shares of Common Stock held by Great River and the 2,175,446 shares of Common Stock held by J. Kim Sorensen that are subject to the Stockholders’ Agreement, (y) the 6,803,014 shares subject to the Proxy, and (z) the 100,000 shares held by his spouse.

3 The address of Michael Y. Brent is 560 Sylvan Avenue, Englewood Cliffs, New Jersey 07632.

4 The 5,709,530 shares of Common Stock held by Michael Y. Brent are subject to the Proxy granted by him to J. Scott Tomer, J. Lloyd Tomer and J. Kim Sorensen on November 22, 2006, and include 699,998 shares from a restricted stock award to Michael Brent on January 2, 2007, of which 225,806 vested immediately and 118,548 shall vest on each subsequent anniversary date.

5 This number consists of: (i) 2,175,446 shares of Common Stock held by J. Kim Sorensen individually; (ii) 123,799 shares of Common Stock held jointly by J. Kim Sorensen and his spouse; (iii) 6,803,014 shares of Common Stock over which J. Kim Sorensen may be deemed to share beneficial ownership with J. Lloyd Tomer and J. Scott Tomer as a result of the grant, on November 22, 2006, by Michael Brent and Derek Brent to J. Lloyd Tomer, J. Scott Tomer and J. Kim Sorensen of the Proxy, which include 699,998 shares from a restricted stock award to Michael Brent on January 2, 2007, of which 225,806 vested immediately and 118,548 shall vest on each subsequent anniversary date; (iv) 2,702,559 additional shares of Common Stock currently held by Great River and 2,160,446 shares of Common Stock currently held by J. Scott Tomer over which J. Kim Sorensen may be deemed to share beneficial ownership as a result of the voting arrangements with respect thereto under the Stockholders’ Agreement; and (v) 699,998 shares from a restricted stock award to J. Kim Sorensen on January 2, 2007, of which 225,806 vested immediately and 118,548 shall vest on each subsequent anniversary date. J. Kim Sorensen disclaims beneficial ownership of (x) the 2,702,559 shares of Common Stock held by Great River and the 2,160,446 shares of Common Stock held by J. Scott Tomer that are subject to the Stockholders’ Agreement and (y) the 6,803,014 shares of Common Stock subject to the Proxy.

6 Includes 5,000 shares of Common Stock issuable upon the exercise of options (which are exercisable within 60 days hereof).

7 Includes 75,000 shares of Common Stock issuable upon the exercise of warrants (which are exercisable within 60 days hereof).

8 The address of Harold L. Kestenbaum, Esq. is EAB Plaza, West Tower - 14th Floor, Uniondale, NY 11556

9 Includes 5,000 shares of Common Stock issuable upon the exercise of options (which are exercisable within 60 days hereof).

10 Includes 5,000 shares of Common Stock issuable upon the exercise of options (which are exercisable within 60 days hereof) and 1,125,000 shares of Common Stock issuable upon the exercise of warrants (which are exercisable within 60 days hereof) held by Meridian Land Company, Inc. (“Meridian”) (in which Clay Winfield holds a substantial interest). Mr. Winfield disclaims beneficial ownership of the 1,125,000 shares of Common Stock issuable upon exercise of the warrants held by Meridian except to the extent of his pecuniary interest therein.

11 Includes 10,000 shares of Common Stock issuable upon the exercise of options (which are exercisable within 60 days hereof).

12 Includes 5,000 shares of Common Stock issuable upon the exercise of options (which are exercisable within 60 days hereof) and 1,125,000 shares of Common Stock issuable upon the exercise of warrants (which are exercisable within 60 days hereof) held by Meridian (in which Timothy Kaiser, M.D. holds a substantial interest). Dr. Kaiser disclaims beneficial ownership of the 1,125,000 shares of Common Stock issuable upon exercise of the warrants held by Meridian except to the extent of his pecuniary interest therein.

13 Includes 112,919 shares of Common Stock held jointly by Mr. Simmons, Esq. and his spouse, Jayne Simmons, 875,284 shares held by The River House Trust dated August 21, 2003, for which Mr. Simmons, Esq. and his spouse serve as the sole two trustees and for which Mr. Simmons, Esq. is the sole beneficiary, and 124,716 shares held by The JDS Exempt Trust, for which Mr. Simmons, Esq. is one of several beneficiaries. Mr. Simmons, Esq. disclaims beneficial ownership of the 124,716 shares held by The JDS Exempt Trust except to the extent of his pecuniary interest therein.

Change in Control Transaction in Fiscal 2006

Effective as of November 22, 2006, Messrs. Michael Y. Brent and Derek Brent-- then directors of the Company-- (collectively, with Mr. Darren Brent, (the “Brent Group”)) agreed to (i) grant an irrevocable proxy to Messrs. J. Lloyd Tomer, J. Scott Tomer and J. Kim Sorensen (collectively, the “Tomer Group”) with respect to all shares of our Common Stock (or our other capital stock) now held or hereafter acquired by them (the “Proxy”) and (ii) assign their right to nominate and remove members of our Board of Directors under that certain Stockholders’ Agreement, dated as of December 8, 2004, by and among the Company, the Brent Group and the Tomer Group (excluding, however, J. Lloyd Tomer individually, but including Great River Enterprises, LP#1 instead) to the Tomer Group. An effect of this agreement and the Proxy grant was to give effective control of our Board of Directors to the members of the Tomer Group and to grant them a controlling voting position as stockholders of the Company. The consideration for the grant of the proxy and the concomitant change in control consisted of a grant of parity to Michael Brent in certain compensation structures which are owned by the Tomer Group and other non-cash consideration

Effective November 22, 2006, each of the members of the Brent Group resigned from his position as a member of our Board of Directors. Mr. Michael Brent also resigned from his position as our President, and Mr. Derek Brent resigned from his position as our Secretary.

All three of the resigning directors remained in their positions as officers and directors of our wholly-owned operating subsidiary, REZconnect Technologies, Inc.

In addition, in conjunction with their respective resignations from the Board of Directors and officer positions of the Company, Messrs. Michael Y. Brent and Derek Brent agreed to the amendment of their respective employment agreements with us to reflect their revised role in providing services to us exclusively in connection with the operations of, and their officerships with, REZconnect Technologies, Inc. Such amendments to their employment agreements were finalized, with the approval of our Board of Directors, at a meeting of our Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION
(as of December 31, 2006)

The following table provides information about securities authorized for issuance under our equity compensation plans as of December 31, 2006:

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted-average exercise price of outstanding options warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	650,000	(2)	$1.08	4,350,000	(3)
Equity compensation plans not approved by security holders
Total	650,000	(2)	$1.08	4,350,000	(3)

(1)	Consists of the following equity compensation plan: YTB International, Inc. 2004 Stock Option and Restricted Stock Plan (the “2004 Stock Option Plan”).

(2)
Consists of 650,000 shares subject to outstanding stock options issued under the 2004 Stock Option Plan; 400,000 of such options issued under the 2004 Stock Option Plan were exercised on January 3, 2007. Excludes 4,350,000 shares issuable or available for issuance under the 2004 Stock Option Plan, such shares being included in column (c) of the table.

(3)	Consists of 4,350,000 shares available for issuance under the 2004 Stock Option Plan to our officers, directors, employees, consultants and advisors.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors consists of nine members. Pursuant to Article III, Section 2 of our By-Laws, adopted by our Board of Directors as of January 6, 2005, our directors are currently subject to election on an annual basis -- at the annual meeting of stockholders -- for a one year term. If Proposal No. 3 is not adopted, all current nominees (if elected) will serve until the Annual Meeting of Stockholders in 2008 and until their successors are duly elected and qualified. However, assuming adoption of Proposal No. 3, under our Amended and Restated Certificate of Incorporation, three of the current nominees-- Andrew Wilder, Clay Winfield and Harold Kestenbaum, Esq. (the “Class I Directors”)-- will serve a one year term if elected (until the Annual Meeting of Stockholders in 2008 and until their successors are duly elected and qualified), three of the other current nominees-- J. Scott Tomer, Dr. Timothy Kaiser and John Simmons, Esq. (the “Class II Directors”)-- will serve a two year term if elected (until the Annual Meeting of Stockholders in 2009 and until their successors are duly elected and qualified), and the three remaining current nominees-- J. Lloyd Tomer, J. Kim Sorensen and Lou Brock (the “Class III Directors”)-- will serve a three year term if elected (until the Annual Meeting of Stockholders in 2010 and until their successors are duly elected and qualified).

Five of our nine directors are not affiliated with us in any capacity (except, in the case of Mr. Simmons, Esq., Mr. Kestenbaum, Esq. and Mr. Wilder, by virtue of their directorship and beneficial stock ownership, and, in the case of Dr. Kaiser and Mr. Brock, by virtue of their directorship and the related person transactions described below) and should therefore be considered “independent.”

The Board of Directors has nominated J. Lloyd Tomer, J. Scott Tomer, J. Kim Sorensen, Clay Winfield, Harold Kestenbaum, Esq., Timothy Kaiser, M.D., Andrew Wilder, John Simmons, Esq. and Lou Brock to serve as directors of the Company either (i) if Proposal No. 3 is not adopted, for a one-year term, until the Annual Meeting of Stockholders in 2008 and until their successors are duly elected and qualified, or (ii) if Proposal No. 3 is adopted, for the respective terms set forth above for the Class I Directors, Class II Directors and Class III Directors, respectively, and until their successors are duly elected and qualified.

Each nominee has consented to be a nominee and to serve as a director if elected. Except as otherwise directed on the proxy card, the persons named as proxies will vote for the election of the designated nominees. In the event that a nominee should become unavailable for election as a director, the persons named as proxies will vote for any substitute nominees that the Board of Directors may select.

Set forth below is biographical information for our directors, each of whom has been nominated by the Board of Directors for election at this year’s Annual Meeting of Stockholders.

Information concerning our current directors and executive officers is set forth as follows:

Name	Age	Position

J. Lloyd Tomer	73	Chairman of the Board of Directors
J. Scott Tomer	49	Chief Executive Officer and Director
J. Kim Sorensen	56	President and Director
John D. Clagg	48	Chief Financial Officer and Treasurer
Andrew Cauthen	63	Secretary*
Clay Winfield	52	Director
Harold L. Kestenbaum, Esq.	57	Director
Andrew Wilder	55	Director
Timothy Kaiser, M.D.	49	Director
John Simmons, Esq.	39	Director
Lou Brock	67	Director

* Andrew Cauthen serves as our Secretary, and as President and Chief Operating Officer of one of our chief operating subsidiaries, YourTravelBiz.com, Inc. Because he performs policy making functions for us, he has been listed as an executive officer of the Company.

NOMINEES TO SERVE A ONE YEAR TERM UNTIL THE 2008 ANNUAL MEETING OF STOCKHOLDERS (OR TO SERVE FOR ONE, TWO OR THREE YEAR TERMS, UNTIL THE 2008, 2009 AND 2010 ANNUAL MEETINGS OF STOCKHOLDERS, AS APPROPRIATE, AS DESCRIBED ABOVE):

J. Lloyd Tomer	Director Since December 2004 Currently Serving until 2007 Annual Meeting of Stockholders

Lloyd Tomer, Chairman of the Board of Directors, has been a Director of YTB since December 2004. He is the father of our Chief Executive Officer, J. Scott Tomer, and is a seasoned veteran of direct sales and marketing. After spending thirteen years in the ministry, he became an agent of the A. L. Williams Company (now known as Primerica Financial Services (“Primerica”) in January 1981. He achieved the level of Senior National Sales Director in 1985 and maintained that position through 2001. While at A. L. Williams he built a successful sales organization numbering in the thousands, whose combined life insurance sales was measured in the billions, with assets under management of $750 million. He sold his agency in Primerica in January 2002. Thereafter, Mr. Lloyd J. Tomer devoted his marketing expertise to YourTravelBiz.com, Inc. He attended Anderson College in Anderson, Indiana.

J. Scott Tomer	Director Since December 2004 Currently Serving until 2007 Annual Meeting of Stockholders

J. Scott Tomer, Director and Chief Executive Officer, son of J. Lloyd Tomer, was employed at A. L. Williams (now known as Primerica Financial Services (“Primerica”)) from 1981-1993 where he earned the level of National Sales Director; he had the responsibility of field support and training for their sales force, where he trained over 2,000 sales personnel. He left Primerica to become a Certified Financial Planner, which he continued while specializing in real estate investing prior to co-founding YourTravelBiz.com, Inc. in 2001.

J. Kim Sorensen	Director Since December 2004 Currently Serving until 2007 Annual Meeting of Stockholders

J. Kim Sorensen, a Director and our newly appointed President, brings to YTB International, Inc. an extensive and successful business history. He has owned several businesses, and managed a multi-million dollar mixed real estate complex across from the Illinois state capital in Springfield. He joined A. L. Williams in 1981 and earned the Sr. Vice President position in 1985. In 1990, Mr. Sorensen partnered with J. Lloyd Tomer to provide technical and management support for his growing sales organization through 2001. He is a co-founder of YourTravelBiz.com, Inc., and his expertise in computer technology has led to the development and management of many of our systems.

Clay Winfield	Director Since November 2005 Currently Serving until 2007 Annual Meeting of Stockholders

Clay Winfield, Director, is a principal in numerous business ventures, centered primarily in the real estate development and real estate management arenas, in both the St. Louis, Missouri and Naples, Florida markets. Mr. Winfield was an early builder and developer of premier communities in the Naples, Florida market and continues to develop communities there. Mr. Winfield also is a principal in Meridian Bank and Meridian Land Company, Inc., which has holdings in the St. Louis and Naples area.

Harold L. Kestenbaum, Esq.	Director Since December 1991 Currently Serving until 2007 Annual Meeting of Stockholders

Harold Kestenbaum, Esq., Director, graduated from the University of Richmond School of Law in 1975, and is franchise counsel for REZconnect Technologies, Inc., our wholly-owned subsidiary. Mr. Kestenbaum, Esq. is engaged primarily in the independent practice of law, specializing in franchise and distribution law, representing franchisors only, both start-up and established from his Uniondale, New York offices. He is, among other professional roles, a founding member of the New York State Bar Association’s Franchising, Distribution and Licensing Law Section. Mr. Kestenbaum, Esq. also serves as a member of the Audit Committee of our Board of Directors.

Andrew Wilder	Director Since November 2005 Currently Serving until 2007 Annual Meeting of Stockholders

Andrew Wilder, Director, is a licensed CPA and shareholder with the firm of Israeloff, Trattner & Co., CPAs P.C. in Garden City, New York. Mr. Wilder graduated from Monmouth University in 1972 and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. He also has served on various committees of the New York State Society of Certified Public Accountants, including the Accounting and Auditing and the SEC committees as well as a former adjunct lecturer at Queens College. Mr. Wilder also serves on the Board of Directors of Napco Security Systems, Inc. IUS: NSSC), since 1995 and has been Chairman of its Audit Committee since 2001. Mr. Wilder serves as Chairman of the Audit Committee of our Board of Directors.

Timothy Kaiser, M.D.	Director Since November 2005 Currently Serving until 2007 Annual Meeting of Stockholders

Timothy Kaiser, M.D., Director, graduated with highest honors from the University of Oklahoma and magna cum laude from Harvard Medical School. Dr. Kaiser is Chairman of the Board of Meridian Bank, an Illinois commercial bank, and is involved in several business interests as a principal, primarily involving real estate holding, sales, and development companies in the St. Louis, Missouri and Naples, Florida areas.

John Simmons, Esq.	Director Since December 2006 Currently Serving until 2007 Annual Meeting of Stockholders

Mr. John Simmons, Esq., Director, graduated college and law school and spent his first two years as a lawyer in Atlanta, Georgia. He returned to Illinois to establish his own firm now known as SimmonsCooper LLC. Mr. Simmons, Esq. is a member of the American Trial Lawyers Association, Illinois Trial Lawyers Association, and the state bar associations of Illinois, Georgia, and Florida. In 2005, he organized a company that would unite his various interests under one umbrella, Hedgewood International, LLC. The companies under this umbrella include Alton Steel; the Savannah Sand Gnats, a Class A minor league baseball team now affiliated with the New York Mets; an independent recording label, Montage Music Group; a trucking parts supply business, Trans Supply, Inc.; a distributor of basketball training devices, Perfect Jumper; a sports and entertainment representation agency, Axcess Sports and Entertainment; two car dealerships and a leasing company, Subaru of Dallas, Subaru of Plano and Park Lease, Inc.; and other smaller interests. Mr. Simmons, Esq. serves as Chairman of the Investment Committee of our Board of Directors.

Lou Brock	Director Since December 2006 Currently Serving until 2007 Annual Meeting of Stockholders

Lou Brock, Director, is one of Major League Baseball’s all-time hits and stolen base leaders. He was inducted into Major League Baseball’s Hall of Fame in 1985. He was named one of the Top 100 Players of the 20th Century. Following his 19-year career in Major League Baseball, Lou Brock serves on the board of several universities and many local and national youth organizations, including Education Is Freedom Foundation, Variety Club for Children, Wyman Youth Camp, Old Newsboys Day Children’s Charities, ECHO Children’s Home, Missouri Valley College and the Lou Brock Scholarship Foundation. He also serves on the board of Premier Bank. Mr. Brock holds honorary Doctorate degrees from Washington University, St. Louis, MO; Southern University, Baton Rouge, LA; and Missouri Valley College, Marshall, MO. Mr. Brock serves as Chairman of the Compensation Committee of our Board of Directors.

Requisite Vote

The election of the nominees for director requires the affirmative vote of the holders of a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting, assuming there is a quorum at the meeting. Abstentions and broker non-votes will have no effect on the outcome of the election of directors.

Recommendation:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers, directors and beneficial owners of more than ten percent of any class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC and each exchange on which its securities are traded. Officers and directors are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to us, we believe that the following delinquencies and failures to file forms as required exists with respect to Section 16(a) reporting persons:

J. Lloyd Tomer: Mr. J. Lloyd Tomer was late in filing Form 4 reports with respect to the following transactions: (i) his disposition of an aggregate of 1,845,000 shares of our common stock on December 15, 2005; (ii) the disposition by Great River Enterprises, LP#1 (Mr. Tomer is the sole stockholder of the general partner of Great River Enterprises, LP#1) of 1,000,000 shares of our common stock as the payment of the purchase price in a real estate transaction in January 2007; (iii) the disposition by Great River Enterprises, LP#1 of 159,279 shares of our common stock as a gift to a local religious institution (in February 2007); (iv) Mr. Tomer’s exercise of options to purchase 100,000 shares of our common stock (in January 2007); and (v) our grant to him of 699,998 restricted shares of our common stock (in January 2007). The reports have subsequently been made (via a Form 4 report filed in February 2007 and a Form 4/A report filed in March 2007).

J. Scott Tomer: Mr. J. Scott Tomer was late in reporting (i) our grant to him of options to buy 25,000 shares of our common stock on November 21, 2005 and his exercise of those options on that date; (ii) his open-market purchases of an aggregate of 9,675 shares of our common stock on April 18, 2006; (iii) his exercise of options to purchase 100,000 shares of our common stock on January 3, 2007; and (iv) our grant to him of 699,998 restricted shares of our common stock (in January 2007). Those transactions were subsequently reported in Form 4 filings made by Mr. Tomer (in May 2006, June 2006 and February 2007) and a Form 4/A filing made in March 2007, respectively.

J. Kim Sorensen: Mr. Sorensen was late in reporting (i) our grant to him of options to purchase 25,000 shares of our common stock on November 21, 2005 and his exercise of such options on the same date on which they were granted, (ii) his exercise of options to purchase 100,000 shares of our common stock on January 3, 2007 and (iii) our grant to him of 700,000 restricted shares of our common stock (in January 2007). The transactions were subsequently reported in Form 4 filings in June 2006 and February 2007 and a Form 4/A filing in March 2007, respectively.

John D. Clagg: Mr. Clagg was late in filing a Form 3 reporting his initial beneficial ownership of our securities upon his being appointed an executive officer of the Company (on December 4, 2005) and was also late in filing a Form 4 to report our grant to him of options to purchase 25,000 shares of our common stock in April 2006. He subsequently made the Form 3 filing (in July 2006) and amended it (in March 2007), and made the Form 4 filing (in March 2007).

Clay Winfield: Mr. Winfield was late in filing a Form 3 to report his initial beneficial ownership of our securities upon his being appointed a director of the Company (in January 2005). Mr. Winfield was also late in filing a Form 4 to report our grant to him of options to purchase 25,000 shares of our common stock in April 2006. He subsequently made the Form 3 and Form 4 filings (each in March 2007).

Harold L. Kestenbaum, Esq.: Mr. Kestenbaum, Esq. was late in filing a Form 3 reporting his initial beneficial ownership of our securities upon his being appointed a director of the Company (in September 1999) and was also late in filing a Form 4 reporting our grant to him of options to purchase 25,000 shares of our common stock in April 2006. He subsequently made the Form 3 filing (in July 2006) and the Form 4 filing (in March 2007).

Andrew Wilder: Mr. Wilder was late in filing a Form 3 reporting his initial beneficial ownership of our securities upon his being appointed a director of the Company (in December 2005) and was also late in filing a Form 4 reporting our grant to him of options to purchase 50,000 shares of our common stock in April 2006. He subsequently made the Form 3 filing (on August 1, 2006) and the Form 4 filing (in March 2007).

Timothy Kaiser, M.D.: Dr. Kaiser was late in filing a Form 3 reporting his initial beneficial ownership of our securities upon his being appointed a director of the Company (in January 2005). He was also late in filing a Form 4 reporting our grant to him of options to purchase 25,000 shares of our common stock in April 2006. He subsequently made the Form 3 and Form 4 filings (each in March 2007).

John Simmons, Esq.: Mr. Simmons, Esq. was late in filing a Form 3 reporting his initial beneficial ownership of our securities upon his being appointed a director of the Company (in December 2006) and late in filing a Form 4 to report the subsequent acquisition of 1,000,000 additional shares of our common stock (in January 2007). He has subsequently made both such filings (in March 2007).

Lou Brock: Mr. Brock was late in filing a Form 3 reporting his initial beneficial ownership of our securities upon his being appointed a director of the Company (in December 2006) and late in filing a Form 4 to report the subsequent disposition of 1,000 shares of our common stock via an open market sale (in January 2007) and his re-purchase of 1,000 shares on the open market (in February 2007), but subsequently made both the Form 3 and the Form 4 filings (in February 2007 and March 2007, respectively).

Andrew Cauthen: Mr. Cauthen was late in filing a Form 3 reporting his initial beneficial ownership of our securities upon his being appointed an executive officer of the Company (in December 2006) and was also late in filing a Form 4 reporting his exercise of options to purchase 100,000 shares of our common stock on January 3, 2007. He subsequently made both such filings (in February 2007 and March 2007, respectively).

Michael Y. Brent: Mr. Brent was late in filing: (i) a Form 3 reporting his initial beneficial ownership of our securities upon his being appointed a director and officer of the Company (in September 1999), (ii) a Form 4 to report a change in beneficial ownership in November 2006 due to the exercise of stock options for 200,000 shares of our common stock and the surrender of 100,000 shares of our common stock in payment of the exercise price therefor, and (iii) a Form 4 to report our grant to him of 699,998 restricted shares of our common stock (in January 2007), but subsequently made up the Form 3 filing (in July 2006) and the Form 4 filings (in December 2006 and March 2007, respectively).

Derek J. Brent: Mr. Brent was late in filing a Form 3 reporting his initial beneficial ownership of our securities upon his being appointed a director and officer of the Company (in September 1999) and in a required subsequent filing to report a change in beneficial ownership in November 2006 due to the exercise of stock options for 100,000 shares of our common stock and the surrender of 50,000 shares of our common stock in payment of the exercise price therefor, but subsequently made up the Form 3 filing (in July 2006) and the Form 4 filing (in December 2006).

CORPORATE GOVERNANCE

Board of Directors and Committees

Meetings and Attendance

During the fiscal year ended December 31, 2006, there were three (3) meetings of our Board of Directors. All of our directors attended all of the Board of Directors meetings and the meetings of the committees on which they serve (except for one director who only missed one such meeting and who attended greater than seventy-five percent (75%) of the aggregate meetings held by our Board of Directors and its committees on which he serves).

Our Board of Directors has established various committees to assist it in discharging its duties. The three standing Committees of our Board of Directors are the Audit Committee, the Compensation Committee and Investment Committee.

Audit Committee

Consisting entirely of independent directors, the Audit Committee’s function is to evaluate the adequacy of our internal accounting controls, review the scope of the audit by the independent auditors and related matters pertaining to the examination of the financial statements, review the year-end and the quarterly financial statements, review the nature and extent of any non-audit services provided by our independent auditors and make recommendations to our Board of Directors with respect to the foregoing matters as well as with respect to the appointment of our independent auditors. The Audit Committee had three (3) meetings in the fiscal year ended December 31, 2006. The Audit Committee is responsible for overseeing our compliance with the Sarbanes Oxley Act of 2002 and all rules promulgated thereunder by the SEC. Our Board of Directors has determined that the members of the Audit Committee are independent, as independence is defined by Rules 121B and 803 of the Company Guide of the American Stock Exchange LLC (the “AMEX”), as applicable and as may be modified or supplemented. While we are not listed on the AMEX, our Board of Directors believes that this standard is a useful one in assisting it in making its determination of director independence. The Audit Committee is governed by a written charter that was adopted by our Board of Directors on October 27, 2006. A copy of such charter has been attached to this proxy statement as Appendix C. The Audit Committee is responsible for approving the engagement of, and has engaged, UHY, LLP to perform audit services for us and our subsidiaries. Members of the Audit Committee, none of whom are employees of the Company or its affiliates, are:

Andy Wilder, Chairman
Dr. Tim Kaiser
Harold Kestenbaum, Esq.

Audit Committee Financial Expert

The Board of Directors has determined that Andrew Wilder qualifies as an “audit committee financial expert” within the meaning of Rule 407(d)(5)(ii) of Regulation S-B.

Compensation Committee

The Compensation Committee, which consists in the majority of non-employee directors, did not hold any meetings in the fiscal year ended December 31, 2006 (it was formed in February 2007). The Compensation Committee administers our equity incentive plans and will also administer the 2007 Sales Director Bonus Plan if approved by our stockholders at the Annual Meeting of Stockholders. The Compensation Committee is generally empowered to review the performance and development of our management in achieving corporate goals and objectives and to assure that our senior executives are compensated effectively in a manner consistent with our strategy, competitive practice, and the requirements of the appropriate regulatory bodies. Toward that end, the Committee will oversee, review and administer all compensation, equity and employee benefit plans and programs. The Compensation Committee is governed by a written charter that was adopted by our Board of Directors in February 2007. A copy of such charter has been appended to this proxy statement as Appendix D. Members of the Compensation Committee, none of whom are employees of the Company or its affiliates, are:

Lou Brock, Chairman
Andrew Wilder
Clay Winfield

Board Nomination Process

We do not currently have a standing nominating committee. Given our size and resources, along with the difficulties inherent in managing multiple committees of our Board of Directors, and because most nominees for our Board of Directors have been chosen in recent years pursuant to the terms of a stockholders’ agreement among several of our largest stockholders (the “Stockholders’ Agreement”), our Board of Directors has determined that the establishment of such a separate committee is not necessary at the current time. In addition, because most nominees for our Board of Directors in recent years have been chosen pursuant to the terms of the Stockholders’ Agreement, we have not established any specific policy with regard to the consideration of director candidates recommended by our security holders. However, despite the absence of any such formal policy, our Board of Directors will consider candidates who are recommended by our stockholders.

Stockholders may recommend individuals for consideration as potential director candidates by submitting the candidates’ names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to YTB International, Inc., c/o Andrew Cauthen, Corporate Secretary, 1901 East Edwardsville Road, Wood River, IL 62095. If our Board of Directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next Annual Meeting of Stockholders.

Communicating with Our Independent Directors

Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Stockholders who wish to send communications on any topic to the Board of Directors should address such communications to YTB International, Inc. Board of Directors, c/o Andrew Cauthen, Corporate Secretary, 1901 East Edwardsville Road, Wood River, IL 62095.

Communications are forwarded to all directors if they relate to important substantive matters. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Code of Ethics

We adopted a Code of Ethics (the “Code”) on July 10, 2003 (which was filed as Exhibit 14.1 to our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005) that applies to all of executive officers (as well as all management personnel) of the Company and any of our subsidiaries. All of our directors, officers and employees are expected to be familiar with the Code and to adhere to those principles and procedures set forth in the Code that apply to them. Our more detailed policies and procedures are set forth in a Policies and Procedures Manual, which are separate requirements and are not part of the Code. A copy of the Code will be provided free of charge, upon written request to the following address: YTB International, Inc., 1901 East Edwardsville Road, Wood River, IL 62095, Attention: Andrew Cauthen.

Report of Audit Committee

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended or the Exchange Act that might incorporate this proxy statement, in whole or in part, the following report of the Audit Committee shall not be deemed to be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

The Audit Committee has:

-	Reviewed and discussed the audited financial statements with management.

-	Discussed with the independent auditors the matters required to be discussed by SAS 61, as it may be modified or supplemented.

-
Received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and has discussed with the independent auditors the auditors’ independence.

-
Based on the review and discussions above, recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the last fiscal year for filing with the Securities and Exchange Commission.

Respectfully submitted by the
members of the Audit Committee:

Andrew Wilder, Chairman
Timothy Kaiser, M.D.
Harold L. Kestenbaum, Esq.

EXECUTIVE OFFICERS OF THE COMPANY

Our current Executive Officers are J. Scott Tomer, J. Kim Sorensen, John D. Clagg and Andrew Cauthen.* The biographies of Messrs. Tomer and Sorensen are set for the above under Proposal 1: “Election of Directors.” The biographies of Messrs. Clagg and Cauthen are set forth immediately below.

* Please note that while Andrew Cauthen serves as our Secretary, he also serves as President and Chief Operating Officer of one of our principal operating subsidiaries, YourTravelBiz.com, Inc. and performs policy making functions for us. Therefore, we have considered him an executive officer of the Company.

John D. Clagg	Chief Financial Officer and Treasurer

John D. Clagg, Chief Financial Officer, graduated with a Bachelor of Science Degree from Southern Illinois University-Edwardsville. His 25 year career includes extensive experience at the corporate level in financial and strategic planning, merger/acquisition transactions, financial and treasury management and budgeting and financial forecasting. Mr. Clagg began his professional career in 1983 at Arthur Andersen & Co. in St. Louis. He joined the Sisters of Mercy Health System and rose to the position of Corporate Controller. From 1998 to 2001 he served as Director of Operational and Financial Support at the national office for Ascension Health in St. Louis. From 2001 to 2003 he served as Chief Financial Officer for a large assisted living and retirement center in St. Louis County.

Andrew Cauthen	Secretary of YTB and President and Chief Operating Officer of YourTravelBiz.com, Inc. (YTB’s operating subsidiary)

Mr. Cauthen joined YTB in November 2004 as Chief Operating Officer of YourTravleBiz.com, Inc., our wholly owned subsidiary, and was later appointed President of YourTravelBiz.com, Inc. Mr. Cauthen’s background lies in executive management, corporate operations, administration, marketing and sales. He has served as president and CEO of two major ($1 billion plus asset-based) companies, and has had P&L responsibility for a $200 million budget and 2,000 employees. He was recently appointed Secretary of YTB.

EXECUTIVE COMPENSATION

The following table sets forth information as to compensation paid or accrued by us and our subsidiaries for the fiscal years ended December 31, 2005 and 2006 to each of our named executive officers:

Name and Principle Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
J. Scott	2006	127,061	6,000	-	-		-	-	397,759	(1)	530,820
Tomer, CEO	2005	120,000	-	-	21,606	(2)	-	-	181,988	(3)	323,594

Michael Y. Brent,	2006	254,400	4,500	-	-		-	-	454,865	(4)	713,765
(former President)	2005	240,000	-	-	-		-	-	60,911	(5)	300,911

John D. Clagg,	2006	122,361	6,000	-	15,010	(6)	-	-	39,541	(7)	182,649
Chief Financial Officer and Treasurer	2005	117,516	-	-	-		-	-	12,202	(8)	129,718

Andrew Cauthen,	2006	195,969	5,000	-	-		-	-	25,478	(9)	226,447
Secretary (President and CEO	2005	175,131							18,000	(10)	193,131
of operating subsidiary)

(1)
Includes $371,271 in commissions; $12,000 in vehicle allowance; $13,056 for 401K contribution and $1,432 in insurance premiums. As a sales director level referring travel agent (“RTA”), he also received an award of 699,998 shares of restricted stock in January 2007 (these shares are not included in the table above).

(2)	Grant date fair value of 25,000 options as determined per FAS 123(R), granted on November 30, 2005 with an exercise prices of $0.50; these options were exercised on November 30, 2005.

(3)	Includes $158,116 in commissions; $11,995 in vehicle allowance and $11,877 for 401K contribution.

(4)
Includes $217,786 in commissions; $200,000 in ordinary income for options exercised on November 26, 2006; $19,800 for 401K contribution; $12,587 in vehicle allowance and $4,692 in insurance premiums. As a sales director level RTA, he also received an award of 699,998 shares of restricted stock in January 2007 (these shares are not included in the table above).

(5)	Includes $25,739 in commissions; $11,580 in vehicle allowance; $18,900 for 401K contribution; and $4,692 in long-term disability insurance premiums.

(6)	Grant date fair value of 25,000 options as determined per FAS 123(R), granted on April 24, 3006 with an exercise prices of $1.20.

(7)	Includes $26,372 in consulting fees; $11,553 for 401K contribution and $1,616 in insurance premiums.

(8)	Includes $10,586 for 401K contribution and $1,616 in insurance premiums.

(9)	Includes $18,087 for 401K contribution; $5,385 in consulting fees and $2,006 in insurance premiums.

(10)	Includes $15,994 for 401K contribution and $2,006 in insurance premiums.

Base Salary

For further information concerning the current salaries of our executive officers, please see the description of the employment agreements entered into by us with members of our senior management, described below in “Employment Contracts and Other Arrangements with Executive Officers.”

Bonus

No discretionary bonuses were paid by us for the 2006 fiscal year, other than a Company-wide holiday bonus for all employees calculated based upon length of service. The achievement-based bonus levels for our executive officers are described below in “Employment Contracts and Other Arrangements with Executive Officers.” It will be the role of our Compensation Committee to set bonus levels in the future (when not predetermined by the terms of an existing employment agreement between us and a particular executive) based upon our achievement of non-GAAP pre-tax income performance goals.

Stock Option and Equity Incentive Programs

The only stock option and/or equity incentive program that we currently have in place is our YTB International 2004 Stock Option and Restricted Stock Plan (the “2004 Stock Option Plan”). We intend that the 2004 Stock Option Plan serve as the primary vehicle for offering long-term incentives and rewarding our executive officers and key employees. We also regard the 2004 Stock Option Plan as a key retention tool. This is a very important factor in our determination of the type of award to grant and the number of underlying shares that are granted in connection with that award. Because of the direct relationship between the value of an option and the market price of our common stock, we have always believed that granting stock options is the best method of motivating the executive officers to manage our Company in a manner that is consistent with the interests of our Company and our stockholders.

Stock Awards Granted

We grant stock awards to our executive officers and key employees based upon prior performance, the importance of retaining their services and the potential for their performance to help us attain our long-term goals. However, there is no set formula for the granting of awards to individual executives or employees. In the past two fiscal years combined, we have granted stock options to purchase 0.77% of the outstanding shares of our common stock on a fully-diluted basis. Of this amount, less than 0.13% has been granted to the named executive officers, and the balance has been granted to other officers, non-employee directors and key employees. During fiscal year 2006, a total of 3 employees and 4 non-employee directors received stock awards to purchase an aggregate of 0.51% of the outstanding shares of our common stock, including one of the four named executive officers, who received stock options to acquire an aggregate of 25,000 shares or 10.0% of the total options granted in fiscal 2006.

In January 2007, three of our current directors and/or executive officers and one former director/executive officer (J. Lloyd Tomer, J. Scott Tomer, J. Kim Sorensen and Michael Y. Brent, respectively) each received a restricted stock grant of 699,998 shares of our common stock, of which 225,806 shares vest immediately and the remaining 474,194 shares vest in four equal installments of 118,548 shares each on the first four anniversaries of the grant date, subject to the performance conditions stated in the restricted stock award agreements between us and each of these individuals. The grant of these awards was unrelated to these individuals’ roles as our directors and/or executive officers (or, in the case of Mr. Brent, his role as our former director/executive officer) but were rather awarded in connection with their performance as referring travel agents on our behalf. In addition, these awards were granted as special one-time awards outside of the context of our 2004 Stock Option Plan and were approved by our Board of Directors.

Timing of Grants

While we have no formal policy as to the timing of our stock awards, our Board of Directors has targeted an annual juncture at which stock awards will be made to our directors and executive officers. Such juncture will be one week after the filing of our Annual Report on Form 10-KSB. In addition, if Proposal No. 6 is adopted, we intend to make semiannual grants of discounted stock options under our new 2007 Sales Director Bonus Plan, on January 15th and July 15th of each year.

Perquisites

We limit the perquisites that we make available to our executive officers, particularly in light of recent developments with respect to corporate crime and abuse involving perquisites. Our executives are entitled to few benefits that are not otherwise available to all of our employees. In this regard it should be noted that we do not provide pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees.

The perquisites that we provided in fiscal 2006 are as follows. Under our 401(k) plan, we made optional contributions of an aggregate of $159,650 on behalf of all employees who participate in the plan. All of our named executive officers participated in our 401(k) plan and received an aggregate of $62,495 in contributions from the Company. Our health and insurance plans are the same for all employees. In general, we pay for the employee portion of the health premium due and our employees pay for 100% of elective/dependent coverage. However, it is our policy to pay the full premium for our executives. In addition, certain of our executive officers receive a car allowance, life insurance and long-term disability insurance.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
J. Scott Tomer, CEO	100,000	0	—	$1.00	02/23/07	(1)	—	—	—	—

Michael Y. Brent (former CEO)			—				—	—	—	—

John D. Clagg	0	25,000	—	$1.20	04/24/12	(2)	25,000	15,010	—	—
Chief Financial	0		—				—	—	—	—
Officer and Treasurer			—				—	—	—	—

Andrew Cauthen	100,000	0	—	$1.00	02/23/07	(3)	—	—	—	—
Secretary (President			—				—	—	—	—
and CEO of			—				—	—	—	—
operating subsidiary)			—				—	—	—	—

(1)	These 100,000 options were exercised by J. Scott Tomer on January 3, 2007.

(2)	5,000 of these 25,000 options vested on April 24, 2007 and are still outstanding as of April 30, 2007.

(3)	These 100,000 options were exercised by Andrew Cauthen on January 3, 2007.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
J. Lloyd Tomer	—	—	—		—	—	$602,434	(1)	$602,434
J. Scott Tomer (2)	—	—	—		—	—	$530,820		$530,820
J. Kim Sorensen (3)	—	—	—		—	—	$530,820		$530,820
Clay Winfield	$22,000	—	$15,010	(4)	—	—	—		$37,010
Harold L. Kestenbaum, Esq.	$22,000	—	$15,010	(5)	—	—	—		$37,010
Andrew Wilder	$26,800	—	$30,020	(6)	—	—	—		$56,820
Timothy Kaiser, M.D.	$22,000	—	$15,010	(7)	—	—	—		$37,010
John Simmons, Esq.	$5,500	—	—		—	—			$5,500
Lou Brock	$5,500	—	—		—	—	$11,668	(8)	$17,168
Michael Y. Brent (2)	—	—	—		—	—	$713,765		$713,765
Derek J. Brent (9)	—	—	—		—	—	$277,065		$277,065
Darren J. Brent	$22,000	—	—		—	—	$29,700	(10)	$51,700

(1)
Includes $425,699 in commissions; $54,462 in wages paid for his work as an employee directing the marketing efforts of the Company; $120,000 in consulting; $1,634 for 401K contribution and $639 in medical insurance premiums. As a sales director level RTA, he also received an award of 699,998 shares of restricted stock in January 2007 (these shares are not included in the table above).

(2)	Detail included in Summary Compensation Table.

(3)
Includes $127,061 in wages; $6,000 in bonus; $371,271 for commissions; $12,000 in vehicle allowance; $13,056 for 401K contribution and $1,432 in insurance premiums. As a sales director level RTA, he also received an award of 699,998 shares of restricted stock in January 2007 (these shares are not included in the table above).

(4)	Grant date fair value as determined per FAS 123(R) of 25,000 options granted on April 24, 2006 with an exercise price of $1.20.

(5)	Grant date fair value as determined per FAS 123(R) of 25,000 options granted on April 24, 2006 with an exercise price of $1.20.

(6)	Grant date fair value as determined per FAS 123(R) of 50,000 options granted on April 24, 2006 with an exercise price of $1.20.

(7)	Grant date fair value as determined per FAS 123(R) of 25,000 options granted on April 24, 2006 with an exercise price of $1.20.

(8)	Includes commissions.

(9)	Includes $152,308 in salary; $4,500 in bonus; $6,144 in vehicle allowance; $100,000 in ordinary income for options exercised on November 26, 2006 and $14,113 for 401K contribution.

(10)	Includes consulting fees.

Overview of Compensation of Directors and Related Matters

Each non-employee member of our Board of Directors receives compensation of $5,500.00 per fiscal quarter for serving thereon. In addition, non-employee directors are eligible for option grants from time to time, in accordance with the recommendation of the Compensation Committee. Non-employee directors who also serve on various committees of our Board of Directors do not receive any additional compensation with respect to such service. The non-employee members our Board of Directors are also entitled to reimbursement for all reasonable fees and expenses incurred in connection with the performance of services on our behalf, including travel expenses incurred in attending meetings of our Board of Directors or committees thereof. Fees and expenses are reimbursed upon submission of appropriate documentation for such fees and expenses to us in accordance with our then-current policy.

Certain Relationships and Related Transactions

While we may enter into transactions with affiliates in the future, we have, and we intend to continue, to enter into such transactions only at prices and on terms no less favorable to us than could be obtained from unaffiliated third parties. See for example, the descriptions in “Executive Compensation” above and “Employment Agreement with our Chief Executive Officer” below. In that context, we will require any director or officer who has a pecuniary interest in a matter being considered to recuse himself or herself from any negotiations.

J. Lloyd Tomer, J. Scott Tomer and J. Kim Sorensen own a company that YourTravelBiz.com, Inc. utilizes for printing of its sales materials. During 2006, we expended $509,399 in payments to such company for printing sales materials. In addition, at December 31, 2006, we have a pre-paid asset of $389,500 on the balance sheet for payments related to work not yet completed by such company.

In July 2006, we borrowed $2.5 million from Meridian Bank, the proceeds from which were used for the acquisition of the land and building which houses our new corporate headquarters in Wood River, Illinois. The chairman and principal shareholder of Meridian Bank, Timothy Kaiser, M.D., is also one of our directors. This transaction was approved by the independent members of our Board of Directors. We believe that the terms were commercially available terms and are as favorable to us as would be from an unaffiliated party. The term of the loan is two years and the loan accrues interest at a rate of 7.75%. Under the loan, we are required to make payments of interest-only for twenty-three (23) months, to be followed by a balloon payment of $2,515,925 due on July 26, 2008. We have paid $81,226 in interest-only payments through December 31, 2006. The balance of principal outstanding under the loan as of December 31, 2006 was $2.5 million.

In further connection with our new corporate headquarters in Wood River, Illinois, Winfield Development (which is controlled by our director, Clay Winfield) was awarded a contract with us for development of the real property that serves as such headquarters. The aggregate payments by us called for under the development contract total approximately $1,000,000.00. This transaction was approved by the independent members of our Board of Directors. We believe that the terms were commercially available terms and are as favorable to us as would be from an unaffiliated party.

We lease office space (which housed our old executive offices) in two buildings in Edwardsville, Illinois under separate commercial lease agreements. The buildings are owned by a real estate company (Meridian Land Company, Inc. (“Meridian”)) for which Timothy Kaiser, M.D. and Clay Winfield-- each of whom are members of our Board of Directors-- serve as principals. The combined rental cost of both spaces is $15,000 per month. In addition, each lease contains an addendum which includes a two-year warrant to purchase shares of our common stock in exchange for the deed to the related property (collectively, the “Meridian Warrants”). The first lease, which covers approximately 13,000 square feet, expires on June 30, 2010 and includes an addendum with a two-year warrant that was initially exercisable for 500,000 shares of our common stock at a price of $1.00 in exchange for the deed to the building in which the space is leased. Separately, the Company has the option to purchase the building for a cash price of $1,850,000. Correspondingly, the second lease, which covers approximately 5,000 square feet and expires on October 31, 2010, includes an addendum with a two-year warrant that was initially exercisable for 625,000 shares of our common stock at a price of $1.00 in exchange for the deed to the building in which the space is leased. Separately, the Company has the option to purchase the building for a cash price of $2,350,000. The entry into the lease transactions was approved by the independent members of our Board of Directors. We believe that the terms were commercially available terms and are as favorable to us as would be from an unaffiliated party.

Employment Contracts and Other Arrangements with Executive Officers

We have entered into a long-term employment agreement with each of Mr. J. Scott Tomer, (Chief Executive Officer), Mr. J. Kim Sorensen, (President), and Mr. John D. Clagg, (Chief Financial Officer). All employment agreements expire December 31, 2009 and subject each officer to confidentiality requirements, as well as anti-raiding and non-competition restrictions for an additional two (2) years following termination of employment.

We were also previously party to long-term employment agreements, expiring December 31, 2009, with Mr. Michael Y. Brent, our former President, and Derek Brent, our former Secretary, with substantially the same restrictions concerning confidentiality, anti-raiding and non-competition as are contained in the employment agreements of Messrs. Tomer and Sorensen. Effective as of November 22, 2006, however, upon the resignation of Messrs. Michael Brent and Darren Brent from their positions as our officers and directors, such agreements were terminated by us and new agreements, on substantially the same terms, were entered into by and between them and our wholly-owned subsidiary, REZconnect Technologies, Inc. We are obligated to pay all compensation owed to Michael Brent and Darren Brent under their new employment agreements with our subsidiary.

Employment Agreements with J. Scott Tomer and J. Kim Sorensen

Under their employment agreements with us, each of Messrs. J. Kim Sorensen and J. Scott Tomer receives a base annual salary of $120,000, increasing annually in 6% increments. They each receive an override on RTA sales and monthly fees generated by “representative position #2” of the YourTravelBiz.com, Inc. sales organization equal to one-third of the monthly commissions and overrides earned by such representative position #2, paid monthly.  Additionally, each of Messrs. J. Kim Sorensen and J. Scott Tomer receives a cash bonus based on our net pre-tax income equal to 2% if net pre-tax income is between $500,000 and $1,500,000, 2.25% if net pre-tax income is between $1,500,000 and $3,000,000 and 2.5% if net pre-tax income is at least $3,000,000. No such bonus has been paid or accrued, as we have not generated net pre-tax income. They each receive a car allowance and health and medical insurance provided by us. We have also taken out a term life insurance policy on the lives of Messrs. J. Kim Sorensen and J. Scott Tomer in an amount equal to three times their respective annual base salary, payable to beneficiaries designated by each.

Employment Agreement with Michael Y. Brent, former President

Under his former employment agreement with us (which has now been replaced by an agreement with our wholly-owned subsidiary on substantially the same terms), Mr. Michael Y. Brent received a base annual salary of $240,000, increasing annually in 6% increments. Mr. Brent received an override on the RTA sales and monthly fees generated by “representative position #1” of the YourTravelBiz.com, Inc. sales organization equal to 16.69% of the monthly commissions and overrides earned by said position #1, paid monthly. Additionally, Mr. Brent received a cash bonus based on our net pre-tax income equal to 2% if net pre-tax income is between $500,000 and $1,500,000, 2.25% if net pre-tax income is between $1,500,000 and $3,000,000 and 2.5% if net pre-tax income is at least $3,000,000. No such bonus has been paid or accrued, as we have not generated net pre-tax income. Mr. Brent received a car allowance and health and medical insurance provided by us. We also took out a term life insurance policy on the life of Mr. Brent in an amount equal to three times his annual base salary, payable to beneficiaries designated by him.

Employment Agreement with John D. Clagg, Chief Financial Officer and Treasurer

Mr. John D. Clagg, whose contract became effective December 1, 2005, receives a base salary of $150,000 increasing annually in $30,000 increments. Mr. Clagg also receives health, life, and medical insurance provided by us.

PROPOSAL 2

RATIFICATION OF THE COMPANY’S SELECTION OF ITS AUDITORS

Our Board of Directors recommends to our stockholders that they ratify the selection of UHY, LLP, independent auditors, to audit the accounts of the Company for the fiscal year ending December 31, 2007. UHY, LLP served as our auditors during the fiscal year ended December 31, 2006 for the audit of the year then ended as well as the re-audit of the fiscal years ended December 31, 2004 and 2005. If the stockholders do not ratify this selection, the Board of Directors will reconsider its selection of UHY, LLP and may appoint new auditors upon recommendation of the Audit Committee.

A representative of UHY, LLP will have the opportunity to make a statement at the Annual Meeting if he or she desires to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table presents fees, including reimbursements for expenses, for professional audit services rendered by UHY, LLP (and, with respect to fiscal 2005, Dischino & Associates, P.C., as well) for the audit of the Company’s annual financial statements for the years ended December 31, 2006 and December 31, 2005, respectively, and fees billed through ______________ for other services rendered by such auditors during those periods.

	Fiscal Year Ended 12/31/05	Fiscal Year Ended 12/31/06
Audit Fees (1)	$314,862	$50,862
Audit Related Fees (2)	$51,922	$-
Tax Fees (3)	$-	$-
All Other Fees (4)	$-	$-
Total	$367,601	$50,862

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by UHY, LLP in connection with statutory and regulatory filings or engagements. The total for the fiscal year ended December 31, 2005 consists of $40,875 and $273,987, billed to us by Dischino & Associates, P.C. and UHY LLP, respectively, through December 31, 2006. The total for the fiscal year ended December 31, 2006 pertains to fees billed to us by UHY LLP through December 31, 2006 for that year. All fees for both fiscal years billed by UHY LLP pertain to services provided during the fiscal year ended December 31, 2006.

(2)
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” The total for the fiscal year ended December 31, 2005 pertains to audit-related fees billed to us by Dischino & Associates, P.C. There were no such fees incurred by us during the fiscal year ended December 31, 2006.

(3)
Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning, including preparation of tax returns, review of restrictions on net operating loss carry-forwards and other general tax services. There were no such fees incurred by us during the last two fiscal years ended December 31, 2005 and 2006, respectively.

(4)
All Other Fees consist of fees for products and services other than the services reported above. There were no such fees incurred by us during the last two fiscal years ended December 31, 2005 and 2006, respectively.

Resignation of Former Accountants During Fiscal 2005

In September 2005, we and our former independent accountant, Dischino & Associates, P.C. (“Dischino”), mutually agreed that Dischino would not continue to act as our independent accountant following Dischino’s review for the quarter ended September 30, 2005. Based on the recommendation of our Audit Committee, our Board of Directors, at a meeting held on December 22, 2005, approved the engagement of UHY, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2005. On January 4, 2006 arrangements were finalized with UHY, LLP. Prior to its appointment, UHY, LLP was not consulted by us regarding matters or events set forth in Items 304(a)(2)(i) and (ii) of Regulation S-B promulgated by the U.S. Securities and Exchange Commission.

The reports of Dischino on our financial statements for each of the two fiscal years ended December 31, 2004 and 2003 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of our financial statements for each of the two fiscal years ended December 31, 2004 and 2003, and through January 4, 2006, there were no disagreements with Dischino on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Dischino, would have caused Dischino to make reference to the matter in its reports.

During each of the two fiscal years ended December 31, 2004 and 2003, and through January 4, 2006, Dischino did not advise us concerning any of the matters required to be reported under Item 304(a)(1)(iv)(B) of Regulation S-B.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

In accordance with the requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, our Audit Committee has adopted an unwritten approval policy that it believes will result in an effective and efficient procedure for the pre-approval of services performed by the independent auditor.

Audit Services

Audit Services include the annual financial statement audit (including quarterly reviews) and other procedures required to be performed by the independent auditor in order to render an opinion on our financial statements. Our Audit Committee may pre-approve specified annual audit services engagement terms and fees and other specified audit fees. All other audit services must be specifically pre-approved by our Audit Committee. Our Audit Committee monitors the audit services engagement and may approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope or other items.

Audit-Related Services

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements which historically have been provided to us by the independent auditor and are consistent with the SEC’s rules on auditor independence. Our Audit Committee may pre-approve specified audit-related services within pre-approved fee levels. All other audit-related services must be pre-approved by our Audit Committee.

Tax Services

Our Audit Committee may pre-approve specified tax services that the Audit Committee believes would not impair the independence of the auditor and that are consistent with SEC rules and guidance. All other tax services must be specifically approved by our Audit Committee.

All Other Services

Other services are services provided by the independent auditor that do not fall within the established audit, audit-related and tax services categories. Our Audit Committee may pre-approve specific other services that do not fall within any of the specified prohibited categories of services.

Procedures

All requests for services to be provided by the independent auditor, which must include a detailed description of the services to be rendered and the amount of corresponding fees, are submitted to the Chief Financial Officer. The Chief Financial Officer authorizes services that have been pre-approved by our Audit Committee. If there is any question as to whether a proposed service fits within a pre-approved service, the Audit Committee chair is consulted for a determination. Our Chief Financial Officer submits requests or applications to provide services that have not been pre-approved by our Audit Committee, which must include an affirmation by the Chief Financial Officer and the independent auditor that the request or application is consistent with the SEC’s rules on auditor independence, to our Audit Committee (or its chair or any of its other members pursuant to delegated authority) for approval.

Requisite Vote

Ratification of our independent accountants requires the affirmative vote of a majority of the votes cast at the annual meeting by the holders of shares entitled to vote thereon. Abstentions and broker non-votes are not counted in determining the number of votes cast in connection with the ratification of our independent accountants.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF UHY, LLP TO AUDIT THE ACCOUNTS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2007.

PROPOSAL 3

CLASSIFICATION OF THE BOARD OF DIRECTORS

Classified Board

Our Board of Directors has unanimously approved and recommended that the stockholders approve, as part of the amendment and restatement of our Certificate of Incorporation, the classification of our Board of Directors into three classes of directors with staggered terms of office. Article VI, Section 3 of Appendix A to this Proxy Statement sets forth the text of the proposed classification of the Board of Directors.

Our By-Laws (and, by reference, our Certificate of Incorporation) currently provide that all directors are to be elected annually to serve until their successors have been elected and qualified. Delaware law permits a company’s certificate of incorporation or by-laws to provide for the classification of the board of directors. The proposed amendment and restatement of our Certificate of Incorporation would include provisions that would classify our directors into three classes, as nearly equal in number as possible. One class of directors (the “Class I Directors”), initially consisting of Andrew Wilder, Clay Winfield and Harold Kestenbaum, Esq., would hold office initially for a term expiring at the 2008 Annual Meeting of Stockholders; a second class of directors (the “Class II Directors”), initially consisting of J. Scott Tomer, Dr. Timothy Kaiser and John Simmons, Esq., would hold office initially for a term expiring at the 2009 Annual Meeting of Stockholders; and a third class of directors (the “Class III Directors”), initially consisting of J. Lloyd Tomer, J. Kim Sorensen and Lou Brock, would hold office initially for a term expiring at the 2010 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following this initial classification and election, the successors to the class of directors whose terms expire at that meeting would be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election and until their successors have been duly elected and qualified.

If the number of directors is increased by our Board of Directors (to the extent permitted under our By-Laws) and the resultant vacancies are filled by the Board of Directors, those additional directors will serve only until the next Annual Meeting of Stockholders, at which time they will be subject to election and classification by the stockholders. If any director is elected by our Board of Directors to fill a vacancy that occurs as a result of the death, resignation, or removal of another director, the replacement director will hold office until the Annual Meeting of Stockholders at which the director who died, resigned, or was removed would have been required, in the regular order of business, to stand for re−election, even though that term may extend beyond the next Annual Meeting of Stockholders.

The proposed classified Board of Directors provision is designed to assure continuity and stability in our Board of Directors’ leadership and policies, as a majority of our directors at any given time will have prior experience as directors of the Company. Our Board of Directors also believes that the classified Board of Directors proposal will assist our Board of Directors in protecting the interests of our stockholders in the event of an unsolicited offer for our Company.

Because of the additional time required to change control of our Board of Directors, the classified Board of Directors proposal will tend to perpetuate present management. Without the ability to obtain immediate control of our Board of Directors, a takeover bidder will not be able to take action to remove other impediments to its acquisition of our Company, including a redemption of stockholder rights, the terms of which create obstacles to an acquisition of our Company, if we choose to grant such rights to our stockholders and empower our Board of Directors to effect such a redemption. Because the proposed classified Board of Directors provision will result in an increase in the amount of time required for a takeover bidder to obtain control of our Company without the cooperation of our Board of Directors, even if the takeover bidder were to acquire a majority of our outstanding voting stock, it will tend to discourage certain tender offers, perhaps including some tender offers that our stockholders may feel would be in their best interests. The proposed classified Board of Directors provision will also make it more difficult for our stockholders to change the composition of our Board of Directors even if our stockholders believe such a change would be desirable.

Amendment and Restatement of Certificate of Incorporation and By-Laws

If and when the proposed classification of our Board of Directors is approved, we intend to file an amended and restated Certificate of Incorporation reflecting the proposal with the Secretary of State of the State of Delaware. The amended and restated Certificate of Incorporation would become effective immediately upon acceptance of the filing. While we intend to file an amended and restated Certificate of Incorporation promptly after the Annual Meeting, our Board of Directors may decide to delay the filing, or not file an amended and restated Certificate of Incorporation at all.

The proposed classification of our Board of Directors pursuant to the terms of our amended and restated Certificate of Incorporation will also require us to amend our By-Laws to eliminate and replace references to the election of our entire Board of Directors on an annual basis (as currently found in Article III, Section 2 of our By-Laws) and to make other conforming changes to our By-Laws. If the proposed classification is adopted by our stockholders, the Board of Directors intends to amend our By-Laws effective immediately upon the filing our amended and restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Requisite Vote

Approval of this proposal requires the affirmative vote of the holders of a majority of our outstanding shares. Abstentions and broker “non-votes” will have the same effect as a vote against the proposal. If you wish to vote in favor of the proposal and your broker holds your shares in street name, you must give specific instructions on how to vote to your broker.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO CLASSIFY OUR BOARD OF DIRECTORS.

PROPOSAL 4

INCREASE OF YTB’S AUTHORIZED CAPITALIZATION AND CREATION OF DUAL CLASSES OF COMMON STOCK

Our Board of Directors is proposing to provide for two classes of common stock through an increase in our total authorized capital to 405,000,000 shares, par value $0.001 per share, of which:

1.	300,000,000 shares would be designated as Class A common shares, with one-tenth of a vote per share,

2.
100,000,000 shares would be designated as Class B common shares, including all currently issued and outstanding shares of our common stock, with one vote per share, which upon transfer (except for certain gifts to trusts or family members) would automatically convert into shares of Class A common stock, and

3.	5,000,000 shares of preferred stock, to be issued with such terms and rights as our Board of Directors shall determine.

Once this recapitalization is approved, our Certificate of Incorporation would be amended and restated (the “Restated Charter”) to reflect our updated authorized capital structure and to express the rights, powers and terms of the Class A common stock and Class B common stock. Upon effectiveness of the Restated Charter, our Board of Directors would have the power, without soliciting further stockholder approval, to issue additional authorized shares of Class A common stock and Class B common stock (including the shares to be distributed as part of the share dividend discussed below), except to the extent that such approval may be required by law or by the rules applicable to a class of securities listed on any national securities exchange on which our shares may be listed hereafter, and such shares may be issued for such consideration, cash or otherwise, at such times and in such amounts as our Board of Directors may determine in its discretion.

Proposed Stock Split

Assuming that the stockholders approve the recapitalization, our Board of Directors intends to authorize a stock split in the form of a share dividend. The stock split would take place in two steps;

Step 1:  Each holder of the newly designated Class B common stock (the currently designated “common stock”) would receive a dividend of one share of Class B common stock for each share of Class B common stock they held.

Step 2:  After giving effect to Step 1, each holder of Class B common stock would receive a dividend of one share of Class A common stock for every two shares of Class B common stock they held.

As a result of the recapitalization and the stock split, each holder of one share of our common stock on the record date would end up with three shares of common stock consisting of two shares of Class B common stock and one share of Class A common stock. As an example, if you own 300 shares of common stock on the record date, your 300 shares would be classified as Class B common stock, you would receive an additional 300 shares of Class B common stock and then you would receive 300 shares of Class A common stock.

Our Board of Directors intends to set a record date for the proposed stock split promptly after the approval of the recapitalization at the Annual Meeting and the filing of the Restated Charter with the Delaware Secretary of State. The record date is expected to occur in late June 2007. Stockholders who hold their stock in certificated form will need to exchange their old stock certificates for new certificates to evidence the reclassification of the old common stock as Class B common stock and to receive the dividends of Class B common stock and Class A common stock. Stockholder approval of the stock split is not required by Delaware law and such approval is only being solicited by this proxy statement as part of the approval of Proposal 4 as a whole.

Reasons for the Proposal; Recommendation of our Board of Directors

Our Board of Directors believes that a capital structure that has more than one class of common stock and a greater number of authorized shares offers a number of potential benefits to the Company.

Financing Flexibility

We have followed, and intend to continue to follow, a long-term strategy for growth. The increase in the number of authorized common shares will give our Board of Directors greater flexibility to issue common equity in connection with acquisitions and to raise equity capital or to issue convertible debt as a means to finance future growth. Our Board of Directors’ ability to issue Class A common stock in these instances will allow it to lessen the dilutive impact of these transactions on the voting rights of our existing stockholders.

Notwithstanding the advantage of the increased authorized capital, however, our Board of Directors would like to clarify that the prospective increase in the authorized number of shares is not part of a planned merger, acquisition or other similar transaction. In addition, we currently have no specific plans, arrangements or understandings for the issuance of additional shares of our common stock generally (other than shares to be issued pursuant to the Recapitalization, upon conversion of convertible indebtedness and outstanding warrants and under our equity incentive plans, as described above).

Continuity of Management

In recent years, a number of publicly held companies with majority or controlling ownership by a single family, group or entity have adopted dual class capitalization structures, whereby one class of common stock either has exclusive voting rights or substantially greater voting power per share than the other class of common stock. The rules of the New York Stock Exchange, the American Stock Exchange and NASDAQ permit dual class voting structures that do not reduce the relative voting rights of the holders of an outstanding class of voting securities by the issuance of a class of voting securities having greater voting rights.

As a result of the change in control transaction described on page 6 of this proxy statement, the Tomer Group acquired beneficial ownership (as calculated under Section 13(d) of the Exchange Act and the rules of the SEC promulgated thereunder) over approximately 43.6% of the shares of our outstanding common stock. Since the acquisition by YTB (then REZconnect Technologies, Inc., a New York corporation) of all of the issued and outstanding stock of YourTravelBiz.com, Inc. pursuant to that certain Amended Merger and Stock Exchange Agreement, dated as of November 19, 2004, the Tomer Group has held, as a group, the single largest equity interest in our common stock. See “Security Ownership of Officers, Directors and 5% Owners” above. Our Board of Directors believes that the Tomer Group’s large voting stake with respect to the Company has substantially facilitated the consistent management, stable operations, growth and recruiting prospects for the Company and its wholly-owned operating subsidiaries since the effectuation of the acquisition, and, in particular, since the effectiveness of the change in control transaction that provided the Tomer Group with effective voting control over the Company in November, 2006.

Our Board of Directors believes that we benefit from management’s and the Tomer Group’s extensive experience in the industry, reputation and relationship with referring travel agents, or RTAs. The recapitalization is expected to result in the continuing control of YTB by its current stockholders who do not dispose of their Class A common stock and the accompanying stability in our management, which will assure our key employees and independent agents as to our ongoing commitment to them, thereby further incentivizing their ongoing performance on our behalf. The approval of the recapitalization should reduce the risk of disruption in our long-term plans and objectives that could otherwise result if we determined, for diversification or other reasons, that it would be advisable to issue a significant amount of equity securities. Our Board of Directors believes that the creation of the Class A common stock will allow the Board of Directors to issue common stock while minimizing the risk of diluting the voting power of the Tomer Group and our other existing stockholders. Additionally, our Board of Directors believes that the Tomer Group will be incentivized to retain their shares of Class B common stock in order to maintain effective control of the Company.

Key Employees and Independent Agents

Implementation of the recapitalization should allow all of our employees and independent agents to continue to concentrate on their primary responsibilities without undue concern about our current stockholders losing voting control of the Company and having us become susceptible to an unwanted takeover. Such an unwanted takeover might potentially result in new management’s modifying the form of RTA agreement entered into by the Company and its independent agents in a manner that would be unfavorable to the agents. While such a modification might be aimed at increasing our profitability in the short-term, in the long-term it would likely reduce our agents’ incentive and thereby adversely impact their commitment to us and our products and services. Such a result would reduce our long-term growth. Therefore, by enhancing the ability of our current stockholders (including the Tomer Group) to maintain voting control of the Company, the Recapitalization may reassure our highly qualified key employees and agents as to their prospects with the Company, thereby enhancing our ability to attract and retain them.

Compensation

We have made grants of common stock and options to purchase common stock to RTAs and executive officers and directors. As we grow, we intend to offer common stock, or options to purchase common stock, to an increased number of RTAs, and potentially in larger amounts. The increase in the number of authorized common shares will give our Board of Directors a greater ability to design bonus and other compensation plans to incentivize RTAs, officers and directors through the grant of common stock or options to purchase common stock. Some examples of potential large scale issuances include the issuance of shares to qualifying sales directors in connection with our 2007 Sales Director Bonus Plan (if approved pursuant to Proposal 6 below) and potential issuances as part of acquisitions of new entities that would expand or complement our current operational strengths. At the same time, our Board of Directors’ ability to issue Class A common stock will allow the Board of Directors to lessen the dilutive impact of these transactions on the voting rights of our existing stockholders.

Stockholder Flexibility and Enhanced Liquidity

The recapitalization will permit a stockholder to dispose of a portion of his, her or its equity interest in the Company without significantly affecting such stockholder’s voting power, by selling his, her or its Class A common stock and retaining ownership of his, her or its Class B common stock. Therefore, stockholders who are interested in maintaining their relative voting power in the Company may be more willing to sell or otherwise dispose of part of their holdings of Class A common stock, which may result in an increased trading volume and increased liquidity of the Class A common stock. The issuance of additional shares of Class A common stock for financing and compensation purposes, as well as the conversion upon sale of Class B common stock into Class A common stock is also expected to increase the liquidity of the Class A common stock.

Business Relationships

Implementation of the recapitalization may enhance our existing and potential business relationships with suppliers, business partners, customers and others who could become concerned about changes in the control of the Company if the current stockholders were unable to maintain their voting control of the Company.

Equal Treatment of All Existing Shareholders

All of our stockholders as of the record date will receive the same proportional amounts of Class A common stock and Class B common stock. As a result, stockholders will not experience relative dilution on either an economic or voting power basis as a result of the recapitalization or stock split.

Recommendation of the Board of Directors

Our Board of Directors has given due consideration to the recapitalization and has determined that it is in the best interests of both us and our stockholders. Some stockholders, however, may believe that the recapitalization is disadvantageous to the extent that it may favor long-term investors and tend to discourage takeovers of the Company. Our Board of Directors considered this factor in reaching its recommendation. Our Board of Directors suggests that each stockholder read and review carefully the description of the recapitalization and stock split and certain potential effects thereof as described in this proxy statement. Our Board of Directors believes that the recapitalization is advantageous to our long-term growth strategy to the extent that it may favor long-term investors and give those investors a proportionally greater role in analyzing any acquisition or change of control opportunity presented to our stockholders.

Certain Potential Disadvantages of the Recapitalization

While our Board of Directors has determined that implementation of the recapitalization and the adoption of the Restated Charter are in the best interests of both us and our stockholders, the Board of Directors recognizes that the effectuation of such steps may result in certain disadvantages, including the following:

Maintenance of Tomer Group Control

Because the recapitalization and stock split will be made on an equal basis to all holders, it will not affect the relative ownership interest and voting power of stockholders. A stockholder’s relative voting power will be the same immediately after effectiveness of the recapitalization and stock dividend as it was immediately prior thereto. Consequently, assuming that the Tomer Group does not sell any stock, the recapitalization and stock split will not alter the Tomer Group’s present voting power in the Company.

Stockholders who sell their shares of Class B common stock after the recapitalization will lose a greater amount of voting power in proportion to equity than they would have had they sold their shares of existing common stock prior to the recapitalization. At the same time, stockholders desiring to maintain a long-term investment in the Company will be free to continue to hold the Class B common stock and retain the benefits of the voting power attached to the Class B common stock.

The Tomer Group has an interest in the approval of the recapitalization because the implementation of the recapitalization may enhance the ability of the Tomer Group to retain voting control of the Company. As of the date of this proxy statement, the Tomer Group has the right to vote approximately 43.6% of the issued and outstanding existing common stock of the Company, which gives the Tomer Group the effective ability to control the Company. Accordingly, the Tomer Group will receive voting rights with respect to approximately 43.6% of the Class A common stock and Class B common stock issued in connection with the recapitalization and stock split. If any member of the Tomer Group, following the recapitalization, was to sell or otherwise distribute all of the shares of Class A common stock received pursuant to the stock split, the Tomer Group would still effectively maintain a controlling voting stake in the Company assuming no other changes.

Because of the proposed characteristics of the Class B common stock, which would automatically convert into lower-voting Class A common stock upon sale, implementation of the recapitalization is likely to limit to a greater degree than currently the future circumstances in which a sale by the Tomer Group of its equity interest in the Company could lead to a merger proposal or tender offer that is not acceptable to the Tomer Group or a proxy contest for the removal of our incumbent directors. Consequently, implementation of the recapitalization might reduce the possibility that our stockholders will have an opportunity to sell their shares at a premium over prevailing market prices by reason of an acquisition of YTB and make it more difficult to replace our current Board of Directors and management.

In addition, although our Board of Directors currently intends to utilize the shares of Class A common stock to be authorized if the Restated Charter is approved solely for the purposes previously described in this proxy statement, such shares could also be issued by our Board of Directors in order to dilute the equity ownership of persons seeking to obtain control of the Company, thereby possibly discouraging or deterring a non-negotiated attempt to obtain control of the Company and making removal of our incumbent management more difficult. Proposal of the recapitalization, however, is not a result of, nor does our Board of Directors have knowledge of, any effort to accumulate our capital stock or to obtain control of us by means of a merger, tender offer, solicitation in opposition to our existing Board of Directors or otherwise.

State Statutes

Some state securities laws contain provisions that, due to the issuance of the Class A common stock in the stock split, may restrict an offering of securities by us or the secondary trading of our equity securities in those states. However, because of exemptions or for other reasons, we do not believe that such provisions will have a material adverse effect on the amount of equity securities that we would be able to offer or on the price obtainable for such equity securities in such an offering or in the secondary trading market for our equity securities.

Security for Credit

We do not anticipate that adoption of the Restated Charter and the distribution of shares in the stock split will affect the ability of holders to use the Class A common stock or the Class B common stock as security for the extension of credit by financial institutions, securities brokers or dealers. Upon a default under any such security arrangement, however, the transfer of shares of Class B common stock to the secured party in satisfaction of the indebtedness of the stockholder will result in the automatic conversion of such shares into lower-voting shares of Class A common stock.

Automatic Conversion

Since Class B common stock will automatically convert into lower voting Class A common stock upon sale, a stockholder selling Class B common stock will not be able to transfer such stock with the same voting rights to a purchaser. A purchaser may not be willing to pay the same price for a share of Class A common stock as the purchaser would have paid if the purchaser were permitted to receive Class B common stock.

Investment by Institutions

Implementation of the recapitalization may affect the decision of some institutional investors that would otherwise consider investing in the existing common stock. The holding of common stock with less than one vote per share may not be permitted by the investment policies of some institutional investors.

Overhang

The Restated Certificate will give our Board of Directors the ability to issue an additional 300,000,000 shares of our common stock without further stockholder approval. The issuance of this much stock would severely dilute the economic and voting interests of our existing stockholders. Purchasers of our stock may discount the price that they are willing to offer for shares of our stock as a result of our ability to issue these authorized shares.

Description of the Class A Common Stock and Class B Common Stock

As previously indicated in this proxy statement, approval of the recapitalization will result in the reclassification of our existing common stock as Class B common stock and the issuance of a new class of common stock designated as Class A common stock. The rights, powers and limitations of the Class A common stock and the Class B common stock are set forth in full in the proposed Restated Charter, the full text of which is attached as Appendix A to this proxy statement and incorporated herein by reference. The following summary is a materially complete statement of the rights, preferences and limitations of the Class A common stock and the Class B common stock as proposed under the Restated Charter; however, such summary should be read in conjunction with, and is qualified in its entirety by reference to, Appendix A.

Voting

The holders of shares of Class A common stock would be entitled to one-tenth of one vote per share on any matter to be voted on by the stockholders of the Company, and the holders of Class B common stock would be entitled to one vote per share held on any such matter to be voted on. Except as required under the Delaware General Corporation Law (the “DGCL”) or our Certificate of Incorporation, as restated by the Restated Charter, the holders of Class A common stock and the holders of Class B common stock would vote together as a single class on all matters to be voted upon by our stockholders.

Under the Restated Charter and the DGCL, at any election of directors, those nominees receiving the highest number of votes cast for the number of directors to be elected will be elected as directors. Because there is no provision in the Restated Charter permitting cumulative voting in the election of directors, as a practical matter, the Tomer Group, as the holder of a proxy granting it voting rights for approximately 43.6% of our Class A common stock and Class B common stock, has the right to effectively control the election of all of the members of our Board of Directors, and the holders of the remainder of the outstanding shares of Class A common stock and Class B common stock will not be able to cause the election of any of our directors.

Furthermore, as described in Proposal 5 below, under our Certificate of Incorporation, as proposed to be amended and restated via the Restated Charter, the affirmative vote of the holders of the greater of (i) a majority of our outstanding stock entitled to vote, and (ii) sixty-six percent (66%) of the voting power of all shares present in person or by proxy and voting on a given matter, in each case with the Class A common stock and the Class B common stock voting as a single class, will be required to authorize any of the following transactions, if not approved by our Board of Directors: (i) the issuance of two percent (2%) or greater number of shares of voting capital stock of any class to a group that will hold greater than fifty percent (50%) of the total voting power of the Company as a result thereof; (ii) the approval of any merger or consolidation of the Company with or into any other corporation; or (iii) the sale of all or substantially all of our assets. In addition, as permitted under the DGCL, our Certificate of Incorporation, as proposed to be amended and restated, will provide that the number of authorized shares of Class A common stock or Class B common stock may be increased or decreased, but not below the number of shares then outstanding, by the affirmative vote of the holders of a majority in voting power represented by the Class A common stock and the Class B common stock voting as a single class.

Under the DGCL, the holders of any Class A common stock or Class B common stock would be entitled to vote as a separate class on any proposal to change the par value of such class or to alter or change the rights, preferences and limitations of such class in a way that would affect adversely the rights of such class.

Dividends and Distributions

Each share of Class A common stock and each share of Class B common stock will be equal with respect to the right to receive such dividends as are declared by our Board of Directors in its discretion from time to time from funds legally available therefor and other distributions in cash, stock and property, including distributions in connection with any recapitalization and upon liquidation, dissolution or winding up of the Company, except that dividends or other distributions payable on the Class A common stock and the Class B common stock in shares of capital stock or rights to acquire shares of capital stock shall be made in shares of (or rights to acquire) Class A common stock to the holders of Class A common stock and in shares of (or rights to acquire) Class B common stock to the holders of Class B common stock.

The payment of future dividends, if any, will be at the discretion of our Board of Directors and will depend on many factors, including our earnings, financial position, our capital requirements and those of our operating subsidiaries and other factors. As the holding company for three distinct, wholly-owned, operating subsidiaries, our principal source of cash for the payment of dividends is dividends from such operating subsidiaries. There can be no assurance as to any such future dividends.

There are no redemption or sinking fund provisions applicable to the Class A common stock or to the Class B common stock. Holders of Class A common stock and holders of Class B common stock are not subject to further calls or assessments by the Company.

Except as otherwise required by the DGCL or as otherwise provided in the Restated Charter, our Board of Directors currently intends that each share of Class A common stock and each share of Class B common stock would have identical powers, preferences and limitations in all respects other than as stated in this proxy statement.

Mergers and Consolidations

Each holder of Class A common stock and each holder of Class B common stock will be entitled to receive the same per share consideration in a merger or consolidation of the Company.

Preemptive Rights

Under our current Certificate of Incorporation (and under the proposed Restated Charter as well), our stockholders do not have preemptive rights and thus will have no rights to purchase any of the additional shares of common stock that may be issued in the future by our Board of Directors.

Automatic Conversion of Class B Common Stock to Class A Upon Sale

Like the existing common stock, the Class A common stock and the Class B common stock will be freely transferable. However, except with respect to (i) a gift of shares to a trust established for the benefit of, or a family member of, a holder of Class B common stock, (ii) a transfer for no consideration to an entity under common control with a holder of Class B common stock and (iii) a pledge of shares of Class B common stock pursuant to a bona fide security arrangement under a loan or financing arrangement that does not involve transfer of title to the shares (but not any subsequent foreclosure thereon), any transfer or disposition of shares of Class B common stock will result in the automatic conversion thereof into shares of Class A common stock. As a result, Class B common stock may lose value if it is transferred.

Trading Market

We intend to file listing applications with the Pink Sheets LLC (the “Pink Sheets”) with respect to the Class A common stock only (in that any sale of Class B common stock will result in the automatic conversion thereof into Class A common stock). Like the existing common stock, it is expected that the Class A common stock will be quoted for trading on the Pink Sheets and on any subsequent trading market or national securities exchange on which we might otherwise seek to list our stock for trading.

Change in Authorized Capital

Our Certificate of Incorporation currently authorizes 50,000,000 shares of common stock and 5,000,000 shares of preferred stock. The Restated Charter would increase our total authorized capital to 405,000,000 shares, of which (i) 300,000,000 shares would be designated as Class A common shares, (ii) 100,000,000 shares would be designated as Class B common shares, including all currently issued and outstanding shares of common stock, and (iii) 5,000,000 shares would be preferred stock.

Essentially all issuances of common stock currently contemplated proceeding forward will involve Class A common stock, not Class B common stock. Our Board of Directors has no current intention of issuing additional shares of Class B common stock after the stock split, absent extraordinary circumstances that might arise that might cause the Board of Directors to consider such an issuance. There will, however, be approximately 28,000,000 shares of Class B common stock available for future issuance. On the other hand, the Restated Charter would authorize the issuance of up to 300,000,000 shares of the new class of common stock, the Class A common stock. After the implementation of the recapitalization and stock split, approximately 36,000,000 shares of Class A common stock will be issued and outstanding. Therefore, approximately 264,000,000 shares of Class A common stock would be available for issuance from time to time for any proper corporate purpose, including stock splits, stock dividends, acquisitions, stock option plans, funding of employee benefit plans and public and private equity offerings.

With respect to preferred stock, the 5,000,000 shares of preferred stock, authorized for issuance in whatever series and vested with whatever rights or preferences that our Board of Directors may so designate under our existing Certificate of Incorporation, will continue to remain available for issuance notwithstanding the approval of the recapitalization and the Restated Charter.

No further action or authorization by stockholders would be necessary prior to the issuance of the authorized but unissued shares of series preferred stock, Class A common stock or Class B common stock after the Restated Charter is approved unless applicable laws and regulations would require such approval in a given instance.

The recapitalization would not alter the $0.001 par value accorded to our existing common stock and preferred stock, as each of the authorized classes of stock under the Restated Charter-- Class A common stock, Class B common stock and preferred stock-- would continue to have a par value of $0.001.

Stockholder Information

We intend to deliver to the holders of Class A common stock and Class B common stock the same proxy statements, annual reports and other information as we currently deliver to the holders of the existing common stock.

Effect on Registration and Quotation of Class A Common Stock

Effect on Market Price

The market price of shares of the Company’s Class A common stock after implementation of the recapitalization and stock split will depend on many factors, including, among others, our future performance, general market conditions and conditions relevant to companies engaged in the travel services business. Accordingly, we cannot predict the market price at which the Class A common stock will trade following the approval of the recapitalization. (As noted above, the Class B common stock will not be listed for trading on any market, in that any sale of shares of Class B common stock will result in the automatic conversion thereof into shares of Class A common stock).

Trading Market

Upon effectiveness of the reclassification and stock split, approximately 36,000,000 shares of Class A common stock will be issued and outstanding. After the distribution of the stock split, 72,000,000 shares of Class B common stock will be issued and outstanding. To minimize dilution of the voting power of our existing stockholders, we propose to issue additional shares of Class A common stock rather than Class B common stock in the future to raise equity, finance acquisitions or fund employee benefits (other than obligations to issue Class B common stock upon exercise of stock options that are currently outstanding and under stock purchase programs that are currently in effect). Furthermore, if members of the Tomer Group were ever to sell or otherwise distribute any of their shares of our capital stock, they are more likely to sell or otherwise distribute shares of Class A common stock. Any such issuance of additional Class A common stock by us or dispositions of Class A common stock by the members of the Tomer Group may serve to enhance market activity in the Class A common stock relative to the existing common stock.

The recapitalization will also result in a temporary halt in trading of our stock on the trading market on which it is currently quoted, pending the issuance of new CUSIP numbers in respect of the new Class A common stock. Our Board of Directors does not believe that this halt will be material.

Effect on Book Value and Earnings Per Share

Because we will have a greater number of shares of capital stock outstanding after the recapitalization and stock split the effect of the recapitalization and stock split will be to proportionally reduce our earnings per share and book value per share.

Registration Provisions of the Securities Act

Because our existing common stock will be as reclassified as Class B common stock with essentially the same rights, powers and limitations, the reclassification is not an “offer,” “offer to sell,” “offer for sale” or “sale” of a security within the meaning of Section 2(3) of the Securities Act, and will not involve the substitution of one security for another under Rule 145 thereunder. In addition, the stock split of Class A common stock and Class B common stock will not involve a “sale” of a security under the Securities Act or Rule 145. Consequently, we are not required to register and have not registered the distribution of the Class A common stock or the Class B common stock to our stockholders under the Securities Act.

The existing common stock is registered under Section 12 of the Exchange Act, and, upon the reclassification of the existing common stock as Class B common stock, the Class B common stock will remain registered under the Exchange Act. We intend to file a registration statement relating to the Class A common stock under the Exchange Act and anticipate such registration statement will become effective not later than the date of issuance.

Because the reclassification and the stock dividend do not constitute a “sale” of either the Class A common stock or the Class B common stock under the Securities Act, stockholders will not be deemed to have purchased such shares separately from the existing common stock under the Securities Act and Rule 144 thereunder. Class A common stock received pursuant to the stock split, and shares of Class B common stock held immediately upon the effectiveness of the Restated Charter, other than any such shares held by our affiliates within the meaning of the Securities Act, may be offered for sale and sold in the same manner as the existing common stock without registration under the Securities Act. Our affiliates, including the individual members of the Tomer Group, will continue to be subject to the restrictions specified in Rule 144 under the Securities Act.

Stock Market Criteria

The existing common stock is currently quoted for trading on the Pink Sheets, and we intend to apply for inclusion of the Class A common stock on the Pink Sheets and on any national securities exchange on which our stock may hereafter be listed. In anticipation of our application to list our Class A common stock on the American Stock Exchange in the future, as per our current intent, the recapitalization is intended to comply with the rules of the American Stock Exchange that prohibit the disparate reduction or restriction of the voting rights of existing stockholders through any corporate action or issuance. The purpose of the rule is to prohibit stock issuances and other corporate actions that have a “disenfranchising effect” on existing stockholders. Assuming that the Class A common stock is accepted for listing on the American Stock Exchange, future issuances of Class B common stock may be subject to further American Stock Exchange approval, and we may not issue Class B common stock in the future unless such issuances are approved by the American Stock Exchange, except to honor outstanding commitments to issue Class B common stock.

Exchange of Old Certificates

If Proposal 4 is approved, our stockholders of record will be contacted by our transfer agent and all stockholders holding certificated shares will be requested to exchange their old stock certificates for new certificates. Upon its receipt of a returned stock certificate from a given stockholder, our transfer agent will void such certificate and issue a new certificate designating the shares as Class B common stock and representing the appropriate number of shares of Class B common stock, along with a separate certificate for the number of shares of Class A common stock issuable as a result of the stock split. Shares held in book-entry form will automatically be reclassified, and the number of such shares will likewise automatically be adjusted as per the terms of the stock split. Stockholders holding shares in book-entry form will automatically be credited by our transfer agent with the number of shares of Class A common stock issuable upon the stock split. The transfer agent will not issue any certificates representing Class A common stock or Class B common stock to any stockholder (except for a stockholder holding shares in book-entry form) until and unless such stockholder returns his, her or its old stock certificate (or provides an appropriate affidavit of lost stock certificate and indemnity) in accordance with the transfer agent’s instructions.

Federal Income Tax Consequences

We believe that, in general, for federal income tax purposes (i) neither the reclassification of the existing common stock as Class B common stock nor the distribution of shares of Class A common stock and Class B common stock pursuant to the stock split will be taxable to our stockholders, (ii) neither the Class A common stock nor the Class B common stock will constitute “Section 306 stock” within the meaning of Section 306(c) of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) the cost or other basis of each share of existing common stock will be apportioned among the shares of Class A common stock and Class B common stock in proportion to the number of shares of Class A common stock and Class B common stock held as of the date of the stock split and (iv) the holding period for each new share of Class A common stock and Class B common stock will include a stockholder’s holding period for the existing common stock with respect to which such Class A common stock is exchanged and such Class B common stock is distributed. Stockholders are urged to seek the advice of their own tax advisors on this matter and on state income tax matters.

Restatement of Certificate of Incorporation

When this proposal is approved, we intend to file the Restated Certificate reflecting the proposal with the Secretary of State of the State of Delaware. The Restated Certificate would become effective immediately upon acceptance of the filing. While we intend to file the Restated Certificate promptly after the Annual Meeting, our Board of Directors may decide to delay the filing, or not file the Restated Certificate at all.

Requisite Vote

Approval of this proposal requires the affirmative vote of the holders of a majority of our outstanding shares. Abstentions and broker “non-votes” will have the same effect as a vote against the proposal. If you wish to vote in favor of the proposal and your broker holds your shares in street name, you must give specific instructions on how to vote to your broker.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE RECAPITALIZATION OF OUR EXISTING COMMON STOCK AND CREATION OF DUAL CLASSES OF COMMON STOCK, TO BE REFLECTED IN OUR CERTIFICATE OF INCORPORATION, AS AMENDED.

PROPOSAL 5

SUPERMAJORITY VOTING REQUIREMENT FOR CERTAIN FUNDAMENTAL TRANSACTIONS

Our Board of Directors has approved a requirement that an affirmative vote of the holders of the greater of (i) a majority of the shares of our outstanding stock entitled to vote, and (ii) sixty-six percent (66%) of the voting power of all shares present in person or by proxy and voting on a given matter, must be obtained in order to approve any fundamental transaction involving (i) the merger of the Company into and with another entity (other than mergers in which the holders of our outstanding shares prior thereto continue to hold more than fifty percent (50%) of the total voting power of the surviving entity), (ii) the sale of all or substantially all of our assets, or (iii) a change in control transaction involving the issuance of two percent (2%) or greater of the total voting power of our stock to a person or group that acquires greater than fifty percent (50%) of the total voting power of our stock as a result thereof, if, in the case of any such transaction, the approval thereof by our Board of Directors is not obtained. The Board of Directors has directed that such supermajority requirement be submitted to the stockholders for approval. The exact text of the supermajority provisions-- as found in Article IV, Section 3 of the Restated Charter, respectively-- is annexed hereto as part of Appendix A.

Our current Certificate of Incorporation is silent with respect to the percentage vote of stockholders required for the approval of fundamental transactions such as mergers and the sale of all (or substantially all) of our assets. Hence, by default under the DGCL, the required stockholder vote for approval of a merger or a sale of all (or substantially all) assets under our current charter is a majority of the voting power of our shares entitled to vote on such matters.

Proposal 5 is designed to limit our stockholders’ ability to approve a fundamental transaction involving YTB without broad support among our voting stockholders. Given the Tomer Group’s current voting control of approximately forty-three-point-six percent (43.6%) of our voting stock (which will remain true irrespective of whether the recapitalization is approved under Proposal 4), the supermajority voting provisions will provide the Tomer Group with effective veto power over any fundamental transaction involving the merger or sale of all or substantially all of our assets or any change in control of YTB meeting the criteria set forth in the Restated Charter. Our Board of Directors believes that the adoption of the supermajority provision will provide a degree of stability and continuity and that it is in the best interests of the Company. However, the heightened level of approval required for a fundamental transaction will make it more difficult for a significant stockholder or group of stockholders-- including the Tomer Group-- to unilaterally effect such a transaction without the support of other stockholders.

Restatement of Certificate of Incorporation

When this proposal is approved, we intend to file a restated Certificate of Incorporation reflecting the proposal with the Secretary of State of the State of Delaware. The restated Certificate of Incorporation would become effective immediately upon acceptance of the filing. While we intend to file a restated Certificate of Incorporation promptly after the Annual Meeting, our Board of Directors may decide to delay the filing, or not file a restated Certificate of Incorporation at all.

Requisite Vote

Approval of this proposal requires the affirmative vote of the holders of a majority of our outstanding shares. Abstentions and broker “non-votes” will have the same effect as a vote against the proposal. If you wish to vote in favor of the proposal and your broker holds your shares in street name, you must give specific instructions on how to vote to your broker.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF REQUIREMENT THAT THE GREATER OF (I) A MAJORITY OF OUR OUTSTANDING STOCK ENTITLED TO VOTE, AND (II) SIXTY-SIX PERCENT (66%) OF ALL SHARES PRESENT IN PERSON OR BY PROXY AND VOTING ON A GIVEN MATTER, BE REQUIRED TO ENTER INTO CERTAIN FUNDAMENTAL TRANSACTIONS INVOLVING THE MERGER, SALE OF ALL (OR SUBSTANTIALLY ALL) ASSETS, OR CHANGE IN CONTROL, OF YTB, IF ANY SUCH TRANSACTION IS NOT APPROVED BY OUR BOARD OF DIRECTORS.

PROPOSAL 6

RATIFICATION OF THE 2007 SALES DIRECTOR BONUS PLAN

The 2007 Sales Director Bonus Plan was approved by our Board of Directors on February 19, 2007, subject to the approval of our stockholders. If approved by our stockholders, the 2007 Sales Director Bonus Plan will be effective immediately following the Annual Meeting of Stockholders. A description of the 2007 Sales Director Bonus Plan is included below. It is not a complete statement of the 2007 Sales Director Bonus Plan. The full text of the 2007 Sales Director Bonus Plan has been attached as Appendix B to this proxy statement, an electronic copy of which is available at the Securities and Exchange Commission’s website located at www.sec.gov.

Introduction

The 2007 Sales Director Bonus Plan (or, the “Plan”) has been adopted of by our Board of Directors in order to provide achievement-based unit awards to Sales Directors who excel in their performance on behalf of the Company and our wholly-owned operating subsidiaries. Each award under the Plan will consist of discounted stock options exercisable to purchase shares of our common stock (Class A common stock, to the extent that Proposal 4 of this proxy statement is approved by our stockholders). These options will have an exercise price equal to fifty percent (50%) of the fair market value of our common stock on the close of business on the business day immediately preceding the Grant Date (as defined below). Under the Plan, our Sales Directors’ performance will be measured on a semiannual basis, on June 30th and December 31st of each year, or, if such date is not a business day, on the next preceding business day (each such date, a “Measurement Date”). There are five levels of achievement for Sales Directors under the Plan and unit awards will vary based upon such levels of achievement. Each Sales Director may only receive an award for a given achievement level one time under the Plan. A Sales Director who achieves multiple levels during the period between one Measurement Date and the next will receive awards for each level achieved since the prior Measurement Date. Options under the Plan will be granted on the fifteenth (15th) date following each Measurement Date (i.e., on the July 15th and January 15th that follow upon the June 30th and December 31st Measurement Dates, respectively) or, if such date is not a business day, on the next succeeding business day (each, a “Grant Date”).

Eligibility

Only Independent Marketing Representatives (“IMRs”) of our YourTravelBiz.com, Inc. subsidiary who sell our products and services and who have achieved one of the five “Sales Directors” achievement levels within our organizational structure shall be eligible to receive grants under our 2007 Sales Director Bonus Plan.

Criteria for Awards Under the Plan

In order to qualify for an award under the Plan, a Sales Director will need to have met the below-listed criteria as of a Measurement Date:

-	A Sales Director needs to have the greater of 2,000 or the next level of number of Referring Travel Agents (“RTAs”) in his or her downline organization;

-
A Sales Director must increase the absolute number of RTAs in his or her downline from the number required for the achievement level at which the Sales Director last received an award as of a prior Measurement Date to the number required for the next achievement level;

-	As of the Measurement Date, a Sales Director must satisfy the applicable balance level among his or her downlines;

-
During the twelve months preceding the Measurement Date, a Sales Director needs to have held no less than eight (8) RTA certification meetings and attended all Sales Director meetings called by our senior management; and

-	the Sales Director may not have become a representative for any other network marketing company.

The number of shares underlying each option grant for which a particular Sales Director qualifies under the Plan shall be directly linked to the number of RTAs sold by the Sales Director and his or her downline sales organization. A greater number of RTAs will place a Sales Director on a higher achievement level whereas a lesser number of RTAs will place the Sales Director on a lower achievement level. The following chart illustrates the five levels of achievement under the Plan and the unit value assigned to each achievement level:

Achievement Level	Total Number of RTAs	Unit Value
Level 1	500	0
Level 2	2,000	50,000
Level 3	5,000	100,000
Level 4	10,000	250,000
Level 5	25,000	1,000,000

The number of shares of our common stock underlying each option award shall equal the unit value assigned to the Sales Director in accordance with the chart set forth above divided by fifty percent (50%) of the fair market value of a share of our common stock on the business day immediately preceding the Grant Date. The number of options granted will be rounded (up or down) to the nearest whole number. The exercise price for all option grants will be fifty percent (50%) of the fair market value of our common stock as of the business date immediately preceding the applicable Grant Date. All options under the Plan will be nonqualified stock options (NQSOs).

For example, assume a Sales Director qualifies for Achievement Level 2 and the fair market value of our common stock on the business day preceding the Grant Date is $10.00 per share. For achieving level 2, the Sales Director is entitled to receive 50,000 of unit value. We will divide the 50,000 unit value by $5.00, which is 50% of the stock price on the business day immediately preceding the Grant Date, which yields options to purchase 10,000 shares of our common stock at $5.00 per share (50,000 unit value divided by $5.00 (50% of $10.00)).

As a second example, assume that a Sales Director qualifies for Achievement Level 4 and the price of our common stock on the business day preceding the Grant Date is $16.00 per share. The Sales Director would receive 250,000 of unit value by receiving options to purchase 31,250 shares of our common stock at an exercise price of $8.00 per share.

Stock Options Granted Under the Plan

Option Terms.

Each option award under the 2007 Sales Director Bonus Plan will be accompanied by a stock option agreement by and between the Company and the grantee. The agreement will describe the number of shares underlying each grant and the terms and restrictions applicable to the options. Each option award shall be subject to the following terms and conditions:

Option Term: Each option shall have a term not exceeding three (3) years. All options not otherwise forfeited earlier shall terminate in stages, as described under the caption “Exercise of Options” below.

Vesting: Each option awarded under the Plan will be fully vested upon the Grant Date.

Exercise of Options: Each option grant may be exercised in three stages (each such stage, a “Staged Exercise Event”). One-third (1/3) of the options will be exercisable at any time during the remainder of the calendar year in which they are granted (whether the Grant Date is January 15th or July 15th). The second one-third (1/3) of the options will be exercisable on December 15th of the year immediately following the year in which they are granted. The final one-third (1/3) of the options will be exercisable on December 15th of the second year following the year in which they are granted. All of the options granted may also be exercised immediately in full upon the earliest to occur of any of the following additional permissible exercise events (taken together with the Staged Exercise Events, the “Exercise Events”): (i) the date of the Sales Director’s Disability (as defined in the Plan); (ii) the Sales Director’s death; or (iii) a Change of Control (as defined in the Plan). Any options that are not exercised upon the occurrence of the earliest Exercise Event with respect thereto will immediately terminate. To the extent that the division of a single option grant into three equal thirds would lead to the exercisability of a fractional number of options upon any or all of the Staged Exercise Events, the number of options exercisable as of each Staged Exercise Event shall be adjusted as minimally as possible (either up or down) so as to allow for the exercise of the nearest whole number of options as of such Staged Exercise Event while preserving the total number of options exercisable under the option grant as a whole.

To cite one example of the staged exercisability of the options under the Plan, assume that a Sales Director is awarded options to purchase 30,000 shares of our common stock on the January 15, 2008 Grant Date, based on an evaluation of his or her performance on the December 31, 2007 Measurement Date. Barring the occurrence of any disqualifying events or any events that would accelerate the exercisability of the options, the options shall be exercisable: (i) for 10,000 shares of our common stock at any point during the remainder of the calendar year 2008; (ii) for an additional 10,000 shares on December 15, 2009; and (iii) for the final 10,000 shares issuable thereunder on December 15, 2010.

Non-Transferability of Stock Options.

A grantee will not be permitted to transfer options awarded under the Plan to any other person or entity for any reason whatsoever (except by will or by the laws of descent and distribution or, if permitted in a specific case by our Board of Directors, pursuant to a domestic relations order).

Registration of Options and Shares Underlying Options

We intend to register the grant of the options under the Plan, the exercise of such options by grantees, and the subsequent resale of the shares of our common stock (Class A common stock, assuming the approval of Proposal 4) underlying such options, in a registration statement on Form S-8. If we are unable to file a registration statement and have the statement declared effective, grantees will still be able to exercise their options, but will receive restricted stock.

Administration

The 2007 Sales Director Bonus Plan will be administered by the Compensation Committee of our Board of Directors or its delegate. The Compensation Committee consists of at least two or more directors who are not our employees. The Compensation Committee members serve until their resignation or removal by our Board of Directors. The Compensation Committee has the authority to verify as to the Sales Directors to whom grants will be made under the Plan (based on the eligibility criteria and achievement levels set forth above). The Compensation Committee also has the power and authority to administer and interpret the Plan. The Compensation Committee’s determinations relating to the interpretation and operation of the Plan will be conclusive and binding.

Notwithstanding its authority, in no event may the Compensation Committee (a) award a grant that does not consist solely of options (discounted 50%, as described above) or that is not based on the strict criteria and achievement levels described above; (b) amend a stock option granted under the Plan to lower the exercise price; (c) substitute a stock option for another stock option with a lower exercise price that what was granted under the Plan; or (d) cancel a stock option and issue a new stock option with a lower exercise price to the same holder.

Shares Subject to the 2007 Sales Director Bonus Plan

The 2007 Sales Director Bonus Plan authorizes the issuance of up to forty million (40,000,000) shares of our Class A common stock (assuming approval of Proposal 4) pursuant to the exercise of options granted under the Plan. If Proposal 4 is not adopted, we will not make awards under the Plan. If any grant of options under the Plan shall for any reason expire or otherwise terminate, in whole or part, without having been exercised in full, the stock not acquired shall revert to and again become available for issuance under the Plan.

These limits will be adjusted by the Compensation Committee for stock splits, stock dividends, recapitalizations, merger or reorganization in which we are the surviving corporation, a reclassification or change in the par value of our stock, or other similar transactions affecting our stock. Shares underlying options that are exercised by grantees under the Plan may be issued directly by us or purchased on the open market and then transferred to participants by us.

Amendment

The 2007 Sales Director Bonus Plan may not be amended by our Board of Directors without stockholder approval under any circumstances.

Impact upon Our Financial Results

While we expect the Plan to have a positive impact upon the motivation and, hence, the performance of our Sales Directors, thereby leading to overall positive results for the Company and its subsidiaries, we will nevertheless account for the grant of the units under the Plan as compensation. Therefore, expense will be incurred with respect to grants under the Plan, which will be included in the Company’s financial statements for the periods covering any Measurement Dates on which the grant of awards occurs. This expense will have the effect of reducing the Company’s earnings.

Federal Income Tax Consequences for Grantees

The current United States federal income tax treatment of option awards under the 2007 Sales Director Bonus Plan is generally described below. This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may be gift and estate tax consequences. Local, state and other taxing authorities may also tax grants under the Plan. Tax laws are subject to change. Each Sales Director should consult with his or her personal tax advisor concerning the application of the general principles discussed below to his or her own situation and the application of other tax laws. The 2007 Sales Director Bonus Plan is not subject to the Employee Retirement Income Security Act of 1974 and is not a tax-qualified plan under Section 401 of the Code.

Nonqualified Stock Options.

All options granted under the Plan shall be NQSOs. There generally are no federal income tax consequences upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, the recipient will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of our common stock (Class A common stock, assuming the approval of Proposal 4) on the date of exercise for each share obtained. Any subsequent gain or loss realized on disposition of shares purchased upon the exercise of a nonqualified stock option will be treated as a capital gain or loss for federal income tax purposes. The capital gain tax rate will depend on the length of time the participant holds the shares and other factors. We generally will be entitled to a corresponding federal income tax deduction.

Because the exercise price for the options under the 2007 Plan is less than the fair market value of our stock on the Grant Date, the options will be treated as nonqualified deferred compensation under Section 409A of the Code. To avoid the acceleration of income tax to the option grantees and the imposition of a 20% excise tax as a result of the option grant, the options under the Plan will meet the distribution, acceleration and election provisions under Section 409A of the Code. If an option does not meet these requirements under Section 409A of the Code, then the option grantee may have to recognize taxable income and may be subject to a 20% excise tax prior to the exercise of the option.

Options under the 2007 Plan will not qualify as performance based compensation for tax purposes under Section 162(m) of the Code because the option exercise price will be less than the fair market value of our stock on the date of grant. The Code limits a company’s ability to deduct compensation for each of its five highest paid executives in excess of $1 million per year. The Code provides an exception to this limit if the compensation is designated as qualified performance-based compensation. Thus, because the options to be granted the 2007 Plan will not qualify as performance based compensation, our federal income tax deduction with regard to our five highest paid officers will be limited to the extent any such officer has compensation for the taxable year that exceeds $1 million.

Tax Withholding.

Because eligible Sales Directors under the Plan either (i) are not employees of the Company or (ii) will be receiving their grants in their capacity as IMRs, not employees, of the Company, we will not be deducting from any grant any taxes required to be paid with respect thereto by the awardees.

Requisite Vote

Approval of this proposal requires the affirmative vote of the holders of a majority of our outstanding shares. Abstentions and broker “non-votes” will have the same effect as a vote against the proposal. If you wish to vote in favor of the proposal and your broker holds your shares in street name, you must give specific instructions on how to vote to your broker.

Recommendation

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THE RATIFICATION OF THE 2007 SALES DIRECTOR BONUS PLAN.

SOLICITATION OF PROXIES

This proxy solicitation is being made by our Board of Directors for use at the Annual Meeting. The cost of this proxy solicitation will be borne by us. In addition to solicitation by mail, solicitations also may be made by advertisement, telephone, telegram, facsimile transmission or other electronic media, or personal contacts. Proxies may be solicited by us and our directors, officers and employees (who will receive no compensation therefor in addition to their regular salaries). Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of our common stock, and such persons will be reimbursed for their expenses.

OTHER MATTERS

Management does not know of any business to be transacted at the meeting other than as indicated herein. However, certain stockholders may present topics for discussion from the floor. Should any such matter properly come before the meeting for a vote, the persons designated as proxies will vote thereon in accordance with their best judgment.

You are urged to sign, date and mail the enclosed proxy in the prepaid envelope provided for such purpose. For planning purposes, it is hoped that registered stockholders will give us advance notice of their plans to attend the meeting by marking the box provided on the proxy card.

A list of our stockholders of record at the close of business on April 25, 2007, will be available at the Annual Meeting and during the ten days prior thereto, at our offices, 1901 East Edwardsville Road, Wood River, IL 62095.

If you will need special assistance at the Annual Meeting because of a disability or if you require directions to the Annual Meeting, please contact Andrew Cauthen, our Secretary, at (618) 655-9477.

Deadline for Submission of Stockholder Proposals for the 2008 Annual Meeting:

Any stockholders who wish to submit a proposal, pursuant to Rule 14a-8 under the Exchange Act, for inclusion in the proxy materials for our 2008 Annual Meeting of Stockholders must ensure that it is received by our corporate secretary at our corporate headquarters, which are located at 1901 East Edwardsville Road, Wood River, IL 62095, no later than December 30, 2007. All stockholder proposals to be considered at the 2008 Annual Meeting must be received by our corporate secretary at our corporate headquarters by March 11, 2008.

Wood River, IL
April 25, 2007

By Order of the Board of Directors,
/s/ Andrew Cauthen
Andrew Cauthen Secretary

YOUR VOTE IS IMPORTANT! YOU ARE URGED TO
SIGN, DATE, AND MAIL YOUR PROXY PROMPTLY.

APPENDIX A

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF

YTB INTERNATIONAL, INC.
(a Delaware corporation)

YTB INTERNATIONAL, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:

A. The name of the Corporation is YTB International Inc. The Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 4, 2005.

B. This Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware.

C. The text of the Certificate of Incorporation of this Corporation is hereby amended and restated in its entirety as set forth in Exhibit A attached hereto.

IN WITNESS WHEREOF, YTB International, Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by the undersigned officer, thereunto duly authorized, this ___th day of ___________, 2007.

YTB INTERNATIONAL, INC. a Delaware corporation

By:
Name:
Title:

EXHIBIT A

ARTICLE I
NAME

The name of this corporation is YTB International, Inc. (hereinafter, the “Corporation”).

ARTICLE II
NAME AND ADDRESS OF REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III
NATURE OF BUSINESS

The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV
CAPITAL STOCK

Section 1. Authorized Shares. This Corporation is authorized to issue 405,000,000 shares of capital stock, of which 400,000,000 shall be common stock, par value $0.001 per share, and 5,000,000 shall be Preferred Stock, par value $0.001 per share. Of the 400,000,000 authorized shares of common stock, 300,000,000 shares shall be Class A Common Stock (the “Class A Common Stock”) and 100,000,000 shares shall be Class B Common Stock (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of Common Stock of the Corporation, voting together as a single class.

Section 2. Common Stock. A statement of the designations of each class of Common Stock and the powers, preferences and rights and qualifications, limitations or restrictions thereof is as follows:

(a) Voting Rights.

(i) Except as otherwise provided herein or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation.

(ii) Each holder of shares of Class A Common Stock shall be entitled to one-tenth (1/10) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(iii) Each holder of shares of Class B Common Stock shall be entitled to one (1) vote for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

(b) Dividends. Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds of the Corporation legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Class A Common Stock shall receive Class A Common Stock or rights to acquire Class A Common Stock, as the case may be, and the holders of Class B Common Stock shall receive Class B Common Stock or rights to acquire Class B Common Stock, as the case may be.

(c) Liquidation. Subject to the preferences applicable to any series of Preferred Stock, if any outstanding at any time, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, all assets of the Corporation of whatever kind available for distribution to the holders of Common Stock.

(d) Subdivision or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock, the outstanding shares of the other class of Common Stock will be subdivided or combined in the same manner.

(e) Equal Status. Except as expressly provided in this Article IV, Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters.

(f) Conversion.

(i) As used in this Section 2(f), the following terms shall have the following meanings:

(1) “Class B Stockholder” shall mean (a) any registered holder of a share of Class B Common Stock at the Effective Time, (b) a Permitted Entity that receives Transferred shares of Class B Common Stock (or securities convertible into or exchangeable for shares of Class B Common Stock) following the Effective Time, (c) a natural person who receives Transferred shares of Class B Common Stock (or securities convertible into or exchangeable for shares of Class B Common Stock) from a Class B Stockholder following the Effective Time pursuant to a bona fide gift that does not involve the payment of cash, securities, property or other consideration by the recipient of the shares of Class B Common Stock (or other such convertible or exchangeable securities), (d) a natural person or entity that receives Transferred shares of Class B Common Stock (or securities convertible into or exchangeable for shares of Class B Common Stock) following the Effective Time by will or as a result of the operation of the laws of descent and distribution, and (e) the initial registered holder of any shares of Class B Common Stock that are originally issued by the Corporation after the Effective Time.

(2) “Effective Time” shall mean the time at which all outstanding shares of the Corporation’s common stock, par value $0.001 per share, that were issued pursuant to the Corporation’s original Certificate of Incorporation are reclassified as shares of Class B Common Stock as authorized under the provisions of this Amended and Restated Certificate of Incorporation.

(3) “Permitted Entity” shall mean, with respect to any individual Class B Stockholder, any trust, account, plan, corporation, partnership, or limited liability company specified in Section 2(f)(iii)(3) established by or for such individual Class B Stockholder, so long as such entity meets the requirements of the exception set forth in Section 2(f)(iii)(3) applicable to such entity.

(4) “Transfer” of a share of Class B Common Stock shall mean any sale, assignment, transfer, conveyance, hypothecation or other transfer or disposition of such share or any legal or beneficial interest in such share, whether or not for value and whether voluntary or involuntary or by operation of law. A “Transfer” shall also include, without limitation, a transfer of a share of Class B Common Stock to a broker or other nominee (regardless of whether or not there is a corresponding change in beneficial ownership), or the transfer of, or entering into a binding agreement with respect to, Voting Control over a share of Class B Common Stock by proxy or otherwise; provided, however, that the following shall not be considered a “Transfer” within the meaning of this Section 2(f)(i)(4):

(a) the granting of a proxy to officers or directors of the Corporation at the request of the Board of Directors of the Corporation in connection with actions to be taken at an annual or special meeting of stockholders (or via a consent in lieu of meeting thereof);

(b) entering into a voting trust, agreement or arrangement (with or without granting a proxy) solely with stockholders who are Class B Stockholders, that (A) is disclosed either in a Schedule 13D filed with the Securities and Exchange Commission or in writing to the Secretary of the Corporation, (B) either has a term not exceeding one (1) year or is terminable by the Class B Stockholder at any time and (C) does not involve any payment of cash, securities, property or other consideration to the Class B Stockholder other than the mutual promise to vote shares in a designated manner; or

(c) the pledge of shares of Class B Common Stock by a Class B Stockholder that creates a mere security interest in such shares pursuant to a bona fide loan or indebtedness transaction so long as the Class B Stockholder continues to exercise Voting Control over such pledged shares; provided, however, that a foreclosure on such shares of Class B Common Stock or other similar action by the pledgee shall constitute a “Transfer.”

(5) “Voting Control” with respect to a share of Class B Common Stock shall mean the power (whether exclusive or shared) to vote or direct the voting of such share of Class B Common Stock by proxy, voting agreement or otherwise.

(ii) Each share of Class B Common Stock shall be convertible into one (1) fully paid and nonassessable share of Class A Common Stock at the option of the holder thereof at any time upon written notice to the transfer agent of the Corporation.

(iii) Each share of Class B Common Stock shall automatically, without any further action, convert into one (1) fully paid and nonassessable share of Class A Common Stock upon a Transfer of such share, other than a Transfer:

(1) from a Class B Stockholder to another person or entity via a bona fide gift that does not involve the payment of cash, securities, property or other consideration by the recipient of the shares of Class B Common Stock.

(2) by a Class B Stockholder who is a natural person, to another person or entity, by will or via the laws of descent and distribution.

(3) by a Class B Stockholder who is a natural person to any of the following Permitted Entities, and from any of the following Permitted Entities back to such Class B Stockholder and/or any other Permitted Entity established by or for such Class B Stockholder:

(a) a trust for the benefit of such Class B Stockholder and for the benefit of no other person, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class B Stockholder and, provided, further, that in the event such Class B Stockholder is no longer the exclusive beneficiary of such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(b) a trust for the benefit of persons other than the Stockholder so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, provided such Transfer does not involve any payment of cash, securities, property or other consideration (other than an interest in such trust) to the Class B Stockholder, and, provided, further, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(c) a trust under the terms of which such Class B Stockholder has retained a “qualified interest” within the meaning of Section 2702(b)(1) of the Internal Revenue Code and/or a reversionary interest so long as the Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust; provided, however, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(d) an Individual Retirement Account, as defined in Section 408(a) of the Internal Revenue Code, or a pension, profit sharing, stock bonus or other type of plan or trust of which such Class B Stockholder is a participant or beneficiary and which satisfies the requirements for qualification under Section 401 of the Internal Revenue Code; provided that in each case such Class B Stockholder has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held in such account, plan or trust, and provided, further, that in the event the Class B Stockholder no longer has sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such account, plan or trust, each share of Class B Common Stock then held by such trust shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(e) a corporation in which such Class B Stockholder directly, or indirectly through one or more Permitted Entities, owns shares with sufficient Voting Control in the corporation, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation; provided that in the event the Class B Stockholder no longer owns sufficient shares or has sufficient legally enforceable rights to enable the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such corporation, each share of Class B Common Stock then held by such corporation shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock;

(f) a partnership in which such Class B Stockholder directly, or indirectly through one or more Permitted Entities, owns partnership interests with sufficient Voting Control in the partnership, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership; provided that in the event the Class B Stockholder no longer owns sufficient partnership interests or has sufficient legally enforceable rights to enable the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such partnership, each share of Class B Common Stock then held by such partnership shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock; or

(g) a limited liability company in which such Class B Stockholder directly, or indirectly through one or more Permitted Entities, owns membership interests with sufficient Voting Control in the limited liability company, or otherwise has legally enforceable rights, such that the Class B Stockholder retains sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company; provided that in the event the Class B Stockholder no longer owns sufficient membership interests or has sufficient legally enforceable rights to enable the Class B Stockholder to retain sole dispositive power and exclusive Voting Control with respect to the shares of Class B Common Stock held by such limited liability company, each share of Class B Common Stock then held by such limited liability company shall automatically convert into one (1) fully paid and nonassessable share of Class A Common Stock.

(iv) The Corporation may, from time to time, establish such policies and procedures relating to the conversion of the Class B Common Stock to Class A Common Stock and the general administration of this dual class common stock structure, including the issuance of stock certificates with respect thereto, as it may deem necessary or advisable, and may request that holders of shares of Class B Common Stock furnish affidavits or other proof to the Corporation as it deems necessary to verify the ownership of Class B Common Stock and to confirm that a conversion to Class A Common Stock has not occurred. A determination by the Secretary of the Corporation that a Transfer results in a conversion to Class A Common Stock shall be conclusive.

(v) In the event of a conversion of shares of Class B Common Stock to shares of Class A Common Stock pursuant to this Section 2, such conversion shall be deemed to have been made at the time that the Transfer of such shares occurred. Upon any conversion of Class B Common Stock to Class A Common Stock, all rights of the holder of shares of Class B Common Stock shall cease and the person or persons in whose names or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock. Shares of Class B Common Stock that are converted into shares of Class A Common Stock as provided in this Section 2 shall be retired and may not be reissued.

(g) Reservation of Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of Class B Common Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class BA Common Stock into shares of Class A Common Stock.

Section 3. Change in Control Transaction. The Corporation shall not consummate a Change in Control Transaction that is not approved by the Corporation’s Board of Directors without first obtaining the affirmative vote, at a duly called annual or special meeting of the stockholders of the Corporation, of the holders of the greater of: (A) a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote thereon, voting together as a single class, and (B) sixty-six percent (66%) of the voting power of the shares of capital stock present in person or represented by proxy at the stockholder meeting called to consider the Change in Control Transaction and entitled to vote thereon, voting together as a single class. Any Change in Control Transaction approved by the Corporation’s Board of Directors shall require the approval of the Corporation’s stockholders only to the extent required under the DGCL. For the purposes of this section, a “Change in Control Transaction” means the occurrence of any of the following events:

(a) the sale, encumbrance or disposition (other than non-exclusive licenses in the ordinary course of business and the grant of security interests in the ordinary course of business) by the Corporation of all or substantially all of the Corporation’s assets;

(b) the merger or consolidation of the Corporation with or into any other corporation or entity, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than fifty percent (50%) of the total voting power represented by the voting securities of the Corporation or such surviving entity or its parent outstanding immediately after such merger or consolidation; or

(c) the issuance by the Corporation, in a transaction or series of related transactions, of voting securities representing more than two percent (2%) of the total voting power of the Corporation before such issuance, to any person or persons acting as a group as contemplated in Rule 13d-5(b) under the Securities Exchange Act of 1934, as amended (or any successor provision) such that, following such transaction or related transactions and as a result thereof, such person or group of persons would hold more than fifty percent (50%) of the total voting power of the Corporation, after giving effect to such issuance.

Section 4. Preferred Stock. The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of Preferred Stock in series, and to establish from time to time the number of shares to be included in each such series, and to fix the designation, power, preferences, and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

ARTICLE V
DURATION OF EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE VI
MANAGEMENT

Section 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by statute or by this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

Section 2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the By-Laws of the Corporation. The affirmative vote of at least a majority of the Board of Directors then in office shall be required in order for the Board of Directors to adopt, amend, alter or repeal the Corporation’s By-Laws. The Corporation’s By-Laws may also be adopted, amended, altered or repealed by the stockholders of the Corporation. Notwithstanding the above or any other provision of this Amended and Restated Certificate of Incorporation, the By-Laws of the Corporation may not be amended, altered or repealed except in accordance with Article VIII, Section 4 of the By-Laws. No By-Law hereafter legally adopted, amended, altered or repealed shall invalidate any prior act of the directors or officers of the Corporation that would have been valid if such By-Law had not been adopted, amended, altered or repealed.

Section 3. The directors shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as possible, the first class, designated “Class I,” to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2008, the second class, designated “Class II,” to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2009, and the third class, designated “Class III,” to hold office initially for a term expiring at the annual meeting of stockholders to be held in 2010, with members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Election of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

Section 4. No stockholder will be permitted to cumulate votes at any election of directors.

Section 5. The number of directors that constitute the whole Board of Directors shall be fixed exclusively in the manner designated in the By-Laws of the Corporation.

ARTICLE VII
LIABILITY OF DIRECTORS

Section 1. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

Section 2. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, she, his or her testator or intestate is or was a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

Section 3. Neither any amendment or repeal of any Section of this Article VII, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article VII, shall eliminate or reduce the effect of this Article VII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

ARTICLE VIII
STOCKHOLDER MEETINGS; CORPORATION’S BOOKS

Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

ARTICLE IX
BOARD VACANCIES; REMOVAL OF DIRECTORS

Section 1. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV hereof in relation to the rights of the holders of Preferred Stock to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of directors, created in accordance with the By-Laws of the Corporation, and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining director. Any director elected in accordance with the preceding sentence shall hold office until the expiration of the term of the class to which he or she has been elected (in accordance with the Corporation’s By-Laws) and until such director’s successor shall have been elected and qualified, or until such director’s earlier death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 2. Any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote in the election of directors.

ARTICLE X
STOCKHOLDER NOMINATIONS

Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the By-Laws of the Corporation.

ARTICLE XI
SPECIAL STOCKHOLDER MEETINGS

Section 1. Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called only by (i) the Board of Directors of the Corporation, (ii) the Chairman of the Board of Directors of the Corporation, (iii) the Chief Executive Officer (or, in the absence of a Chief Executive Officer, the President) of the Corporation, or (iv) a holder, or group of holders, of Common Stock holding more than twenty percent (20%) of the total voting power of the outstanding shares of capital stock of the Corporation then entitled to vote.

Section 2. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE XII
AMENDMENT OF CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that notwithstanding any other provision of this Amended and Restated Certificate of Incorporation, or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation, and, as applicable, such other approvals of the Board of Directors of the Corporation, as are required by law or by this Amended and Restated Certificate of Incorporation, the consent of a majority of the members of the Board of Directors then in office, and the affirmative vote of the greater of: (A) a majority of the voting power of the issued and outstanding shares of capital stock of the Corporation then entitled to vote thereon, voting together as a single class, and (B) sixty-six percent (66%) of the voting power of the shares of capital stock present in person or represented by proxy, voting as a single class, shall be required to amend or repeal Article IV, Section 3 of this Amended and Restated Certificate of Incorporation.

APPENDIX B

YTB INTERNATIONAL, INC.
2007 SALES DIRECTOR BONUS PLAN

The purpose of the YTB International, Inc. 2007 Sales Director Bonus Plan (the “Plan”) is to provide designated Sales Directors who perform services for YTB International, Inc. (the “Company”) and its YourTravelBiz.com, Inc. subsidiary and who reach certain performance criteria with the opportunity to receive grants of nonqualified stock options. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company’s shareholders, and will align the economic interests of the participants with those of the shareholders.

1.  Administration

(a)  Committee. The Plan shall be administered and interpreted by the Board of Directors of the Company or by the compensation committee consisting of members of the Board, which shall be appointed by the Board. The committee may delegate authority to one or more subcommittees as it deems appropriate. To the extent that a committee or subcommittee administers the Plan, references in the Plan to the “Board” shall be deemed to refer to the committee or subcommittee.

(b)  Board Authority. The Board shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, and (v) deal with any other matters arising under the Plan.

(c)  Board Determinations. The Board shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Board’s interpretations of the Plan and all determinations made by the Board pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Board shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

2.  Grants

(a)  Awards under the Plan may consist of grants of nonqualified stock options as described in Section 5 (“Options”). All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Board deems appropriate and as are specified in writing by the Board to the individual in a grant instrument or an amendment to the grant instrument (the “Grant Instrument”). All Grants shall be made conditional upon the Grantee’s acknowledgement, in writing or by acceptance of the Grant, that all decisions and determination of the Board shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. The Board shall approve the form and provisions of each Grant Instrument. Grants under a particular Section of the Plan need not be uniform as among the grantees.

3.  Shares Subject to the Plan

(a)  Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is 40,000,000 shares, subject to adjustment as described below. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such Grants shall again be available for purposes of the Plan.

(b)  Adjustments. If there is any change in the number or kind of shares of Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Grants, the maximum number of shares of Company Stock that any individual participating in the Plan may be granted in any year, the number of shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per share of such Grants may be appropriately adjusted by the Board to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Board shall be final, binding and conclusive.

4.  Eligibility for Participation

(a)  Eligible Persons. All Sales Directors who perform services for the Company or any of its parents or subsidiaries shall be eligible to participate in the Plan. Sales Directors who receive Grants under this Plan shall hereinafter be referred to as “Grantees.”

(b)  Selection of Grantees. Sales Directors who as of June 30th or December 31st of any calendar year (or the business day preceding such date) (a “Measurement Date”) meet the following conditions shall receive an Option grant as set forth in Section 5:

(i)  A Sales Director needs to have the greater of 2,000 or the next level of number of Referring Travel Agents (“RTAs”) in his or her downline organization;

(ii)  A Sales Director must increase the absolute number of RTAs in his or her downline from the number required for the achievement level at which the Sales Director received his or her last prior award to the number required for the next achievement level;

(iii)  A Sales Director must satisfy the applicable balance level among his or her downlines;

(iv)  During the prior twelve month period that includes the Measurement Date, a Sales Director must have held no less than eight (8) RTA certification meetings and attended all Sales Director meetings called by our senior management; and

(v)  A Sales Director may not have become a representative for any other network marketing company.

Each Sales Director may only receive an Option for a given achievement level one time under the Plan. A Sales Director who achieves multiple achievement levels during the period between one Measurement Date and the next will receive an Option for each level achieved since the prior Measurement Date. No Option will be granted to a Sales Director based upon an increase to an achievement level for which an Option was previously granted to such Sales Director.

5.  Granting of Options

(a)  Option Grants. On the fifteenth (15th) day after the applicable Measurement Date, (January 15th or July 15th, or if such date is not a business day, the next business day following such date) (the “Grant Date”) the Company shall grant Options to eligible Sales Directors.

(b)  Shares Underlying Option.

(i)  The number of shares underlying each Option grant shall equal the Number of Units assigned to the Sales Director based upon the criteria set forth in (ii) below divided by fifty percent (50%) of the Fair Market Value (as defined below) of a Share of Company Stock on the Grant Date.

(ii)  The Number of Units assigned to each Sales Director shall be based upon the following:

Achievement Level	Total Number of RTAs	Number of Units
Level 1	500	0
Level 2	2,000	50,000
Level 3	5,000	100,000
Level 4	10,000	250,000
Level 5	25,000	1,000,000

(c)  Type of Option and Price.

(i)  No Options are intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). All options will be treated as nonqualified stock options.

(ii)  The purchase price (the “Exercise Price”) of Company Stock subject to an Option shall be equal to fifty percent (50%) of the Fair Market Value (as defined below) of a share of Company Stock on the Grant Date.

(iii)  If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the latest preceding date upon which a sale was reported prior to the relevant date, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported “bid” and “asked” prices of Company Stock on the latest preceding date for which such information was reported prior to the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Board determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or “bid” or “asked” quotations as set forth above, the Fair Market Value per share shall be as determined by the Board.

(d)  Option Term. The term of any Option shall not exceed three (3) years from the Grant Date. All options not otherwise exercised prior to the earlier of (i) the exercise dates set forth in (e) below or (ii) the expiration of their term shall terminate as of the end of the term.

(e)  Vesting and Exercisability of Options.

(i)  All Options shall be 100% vested upon the Grant Date.

(ii)  Except as provided in (iii) below, Options may only be exercised on the following dates:

Percentage of Option that Is Exercisable	Option Exercise Date
33.34%	Any date during the calendar year of the Grant Date.
33.33%	December 15th of the calendar year following the Grant Date.
33.33%	December 15th of the second calendar year following the Grant Date.

To the extent that application of the percentages set forth in the above table would lead to the issuance of fractional shares of Company Stock on any exercise date, the percentage of the Option exercisable as of such exercise date and as of the other two exercise dates shall be adjusted as minimally as possible (either up or down) so as to allow for the issuance of the nearest whole number of shares upon each such exercise date while preserving the total number of shares issuable upon exercise of the Option as a whole.

(iii)  Notwithstanding (ii) above, any Option that is not otherwise exercisable will become exercisable upon the earliest of the following permissible exercise events (the “Exercise Events”): (A) the date of the Grantee’s Disability; (B) the date of the Grantee’s death; or (C) a Change of Control.

(iv)  Any Option that is not exercised upon the occurrence of the exercise dates set forth in (ii) above or the earliest Exercise Event in (iii) above shall immediately terminate.

(v)  In the event the Grantee ceases to provide service to the Company on account of a termination for Cause by the Company, any Option held by the Grantee shall terminate as of the date the Grantee ceases to provide service to the Company. In addition, notwithstanding any other provisions of this Section 5, if the Board determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is providing service to the Company or after the Grantee’s termination of service, any Option held by the Grantee shall immediately terminate, and the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares. Upon any exercise of an Option, the Company may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

(vi)  For purposes of this Section 5:

(A)  “Provide service to the Company” shall mean service as a Sale Director, unless the Board determines otherwise.

(B)  “Disability” shall mean a Grantee’s becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Company’s long-term disability plan applicable to the Grantee, or as otherwise determined by the Board.

(C)  “Cause” shall mean, except to the extent specified otherwise by the Board, a finding by the Board that the Grantee (i) has breached his or her service agreement with the Company, (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information, (iv) has breached any written noncompetition or nonsolicitation agreement between the Grantee and the Company or (v) has engaged in such other behavior detrimental to the interests of the Company as the Board determines.

(D)  A “Change of Control” shall be deemed to have occurred if: (i) Any “person” (as such term is used in sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (other than persons who are shareholders on the effective date of the Plan) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the death of a shareholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which the Company becomes a subsidiary of another corporation and in which the shareholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote); or (ii) the consummation of (i) a merger or consolidation of the Company with another corporation where the shareholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) a sale or other disposition of all or substantially all of the assets of the Company or (iii) a liquidation or dissolution of the Company.

(f)  Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company. The Grantee shall pay the Exercise Price for an Option as specified by the Board (w) in cash, (x) with the approval of the Board, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Board deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Board) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise equal to the Exercise Price, (y) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (z) by such other method as the Board may approve. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) as specified by the Board.

6.  Withholding and Reporting

(a)  Required Withholding. All Grants under the Plan shall be subject to applicable federal, state and local income and excise tax withholding and reporting requirements (including Section 409A of the Code). The Company may require that the Grantee or other person receiving or exercising Grants pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Grants, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Grants.

(b)  Section 409A Compliance. Because the exercise price per share under the Options is less than the Fair Market Value of the Company Stock on the Grant Date, the Options will be treated as nonqualified deferred compensation under Section 409A of the Code. To avoid the acceleration of income tax to the Grantee and the imposition of a 20% excise tax as a result of the Option, the Options can only be exercised on the Exercise Date. If an Option is exercised in a manner that fails to meet the requirements of Section 409A of the Code, then the Grantee may have to recognize taxable income and may be subject to a 20% excise tax prior to the exercise of the Option. The Grantee will be liable for any adverse tax consequences under Section 409A of the Code.

(c)  Election to Withhold Shares. If the Board so permits, a Grantee may elect to satisfy the Company’s income or excise tax withholding obligation, if any. with respect to a Grant by having shares withheld up to an amount that does not exceed the Grantee’s minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Board and may be subject to the prior approval of the Board.

7.  Transferability of Grants

Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee’s lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) if permitted in any specific case by the Board, pursuant to a domestic relations order or otherwise as permitted by the Board. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Company of his or her right to receive the Grant under the Grantee’s will or under the applicable laws of descent and distribution.

8.  Requirements for Issuance or Transfer of Shares

(a)  Limitations on Issuance or Transfer of Shares. No Company Stock shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Board. The Board shall have the right to condition any Grant made to any Grantee hereunder on such Grantee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Board shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

(b)  Lock-Up Period. If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act of 1933, as amended (the “Securities Act”), a Grantee (including any successor or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the 30-day period preceding and the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

9.  Amendment and Termination of the Plan

(a)  Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or other applicable laws, or, after an Initial Public Offering, to comply with applicable stock exchange requirements.

(b)  Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

(c)  Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Board acts under Section 15(b). The termination of the Plan shall not impair the power and authority of the Board with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 15(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

(d)  Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

10.  Funding of the Plan

This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

11.  Rights of Participants

Nothing in this Plan shall entitle any Sales Director or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by the Company.

12.  No Fractional Shares

No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Grant. If, upon application of the formula described in Section 5(b)(i) hereof, the number of shares of Company Stock issuable upon exercise of an Option grant would include a fractional share, the Board shall round such number of shares of Company Stock (either up or down, in its sole discretion) to the nearest whole number of shares.

13.  Headings

Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

14.  Effective Date of the Plan.

(a)  Effective Date. The Plan shall be effective on the date on which it receives the approval of the Company’s shareholders.

15.  Miscellaneous

(a)  Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Board to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Grants to employees thereof who become employees, or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Board may make a Grant to an employee of another corporation who becomes an employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, the Parent or any of their subsidiaries in substitution for a stock option made by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Board shall prescribe the provisions of the substitute grants.

(b)  Compliance with Law. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, after a Public Offering it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Company that the Plan and applicable Grants under the Plan comply with Section 409A of the Code as to the Exercise Events. To the extent that any legal requirement of section 16 of the Exchange Act or section 409A of the Code ceases to be required under section 16 of the Exchange Act or section 409A of the Code, that Plan provision shall cease to apply, including the limitations on the exercise date of an Option set forth in Section 5(e). The Board may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Board may also adopt rules regarding the withholding of taxes on payments to Grantees. The Board may, in its sole discretion, agree to limit its authority under this Section.

(c)  Subject to Taxation Outside the United States. With respect to Grantees who are subject to taxation in countries other than the United States, the Board may make Grants on such terms and conditions as the Board deems appropriate to comply with the laws of the applicable countries, and the Board may create such procedures, addenda and subplans and make such modifications as may be necessary or advisable to comply with such laws.

(d)  Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

APPENDIX C
AUDIT COMMITTEE CHARTER OF YTB INTERNATIONAL, INC.

Purpose

The purpose of the Audit Committee (the “Committee”) shall be as follows:

1.	To oversee the accounting and financial reporting processes of YTB International, Inc. (the “Company”) and audits of the financial statements of the Company.

2.	To provide assistance to the Board of Directors with respect to its oversight of the following:

(a)	The integrity of the Company’s financial statements.

(b)	The Company’s compliance with legal and regulatory requirements.

(c)	The independent auditor’s qualifications and independence.

(d)	The performance of the Company’s internal audit function, if any, and independent auditor.

3.	To prepare the report that SEC rules require be included in the Company’s annual proxy statement.

Composition

The Committee shall consist of members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the American Stock Exchange and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 adopted pursuant to the Sarbanes-Oxley Act.

One director who is not independent as defined in the rules and regulations of the American Stock Exchange and who satisfies the requirements of Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 may serve as a member of the Committee, in the following circumstances:

•
the director, other than in his or her capacity as a member of the Committee, the Board of Directors, or another Board committee, does not accept directly or indirectly any consulting, advisory, or other compensatory fee from the Company or any of its subsidiaries other than the receipt of fixed amounts of compensation under a retirement plan (including deferred compensation) for prior service with the Company so long as such compensation is not contingent in any way on continued service;

•	the director is not an affiliated person of the Company or any of its subsidiaries.

•	the director is not a current officer or employee of the Company or an immediate family member of a current officer or employee;

•	the Board determines, under exceptional and limited circumstances, that membership by the individual on the Committee is required by the best interests of the Company and its shareholders;

•
the Board of Directors discloses, in the Company’s next annual meeting proxy statement (or its next annual report on Form 10-K or its equivalent if the Company does not file an annual proxy statement) subsequent to such determination, the nature of the relationship and the reason for that determination;

•	no such person may serve as the Chairman of the Committee; and

•	no such person may serve on the Committee for more than two years.

No member of the Committee shall receive directly or indirectly any consulting, advisory, or other compensatory fees from the Company other than (1) director’s fees for service as a director of the Company, including reasonable compensation for serving on Board committees and regular benefits that other directors receive; and (2) a pension or similar compensation for past performance, provided that such compensation is not conditioned on continued or future service to the Company. In addition, no member of the Committee may be an affiliate of the Company or any subsidiary of the Company whether by being an officer or owning more than 10 percent of the Company’s voting securities.

Qualifications

All members of the Committee shall be able to read and understand fundamental financial statements (including a company’s balance sheet, income statement, and cash flow statement) and at least one member must either have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background, which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities or be an “audit committee financial expert” as defined by the SEC. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or by an outside organization.

Appointment and Removal

The members of the Committee shall be appointed by the Board of Directors. A member shall serve until such member’s successor is duly elected and qualified or until such member’s earlier resignation or removal. The members of the Committee may be removed, with or without cause, by a majority vote of the Board of Directors.

Chairman

Unless a Chairman is elected by the full Board of Directors, the members of the Committee shall designate a Chairman by the majority vote of the full Committee membership. The Chairman will chair all regular sessions of the Committee and set the agendas for Committee meetings.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee.

Meetings

The Committee shall meet as frequently as circumstances dictate, but at least on a quarterly basis. The Chairman of the Committee or a majority of the members of the Committee may call meetings of the Committee. Any one or more of the members of the Committee may participate in a meeting of the Committee by means of conference call or similar communication device by means of which all persons participating in the meeting can hear each other.

All non-management directors who are not members of the Committee may attend meetings of the Committee, but may not vote. In addition, the Committee may invite to its meetings any director, member of management of the Company, and such other persons as it deems appropriate in order to carry out its responsibilities. The Committee may also exclude from its meetings any persons it deems appropriate.

As part of its goal to foster open communication, the Committee shall periodically meet separately with each of management, the director of the internal auditing department, if any, and the independent auditor to discuss any matters that the Committee or any of these groups believe would be appropriate to discuss privately. In addition, the Committee should meet with the independent auditor and management periodically to review the Company’s financial statements in a manner consistent with that outlined in this Charter.

Duties and Responsibilities

The Committee shall carry out the duties and responsibilities set forth below. These functions should serve as a guide with the understanding that the Committee may determine to carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal, or other conditions. The Committee shall also carry out any other duties and responsibilities delegated to it by the Board of Directors from time to time related to the purposes of the Committee outlined in this Charter. The Committee may perform any functions it deems appropriate under applicable law, rules, or regulations, the Company’s by-laws, and the resolutions or other directives of the Board, including review of any certification required to be reviewed in accordance with applicable law or regulations of the SEC.

In discharging its oversight role, the Committee is empowered to study or investigate any matter of interest or concern that the Committee deems appropriate. In this regard and as it otherwise deems appropriate, the Committee shall have the authority, without seeking Board approval, to engage and obtain advice and assistance from outside legal and other advisors as it deems necessary to carry out its duties. The Committee also shall have the authority to receive appropriate funding, as determined by the Committee, in its capacity as a committee of the Board of Directors, from the Company for the payment of compensation to any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company; to compensate any outside legal or other advisors engaged by the Committee; and to pay the ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

The Committee shall be given full access to the Company’s internal audit group, if any, Board of Directors, corporate executives, and independent auditor as necessary to carry out these responsibilities. While acting within the scope of its stated purpose, the Committee shall have all the authority of the Board of Directors, except as otherwise limited by applicable law.

Notwithstanding the foregoing, the Committee is not responsible for certifying the Company's financial statements or guaranteeing the independent auditor’s report. The fundamental responsibility for the Company's financial statements and disclosures rests with management and the independent auditor. It also is the job of the Chief Executive Officer and senior management, rather than that of the Committee, to assess and manage the Company's exposure to risk.

Documents/Reports Review

1.
Discuss with management and the independent auditor, prior to public dissemination, the Company's annual audited financial statements and quarterly financial statements, including the Company's disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and discuss with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

2.
Discuss with management and the independent auditor, prior to the Company's filing of any quarterly or annual report, (a) whether any significant deficiencies in the design or operation of internal control over financial reporting exist that could adversely affect the Company's ability to record, process, summarize, and report financial data; (b) the existence of any material weaknesses in the Company's internal control over financial reporting; and (c) the existence of any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

3.
Discuss with management and the independent auditor the Company's earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies.

4.
Discuss with management and the independent auditor the Company's major financial risk exposures, the guidelines and policies by which risk assessment and management is undertaken, and the steps management has taken to monitor and control risk exposure.

Independent Auditors

5.
Appoint, retain, compensate, evaluate, and terminate any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company and, in its sole authority, approve all audit engagement fees and terms as well as all non-audit engagements with the accounting firm.

6.
Oversee the work of any accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company, including the resolution of any disagreements between management and the independent auditor regarding financial reporting.

7.
Pre-approve, or adopt procedures to pre-approve, all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by the independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-approved levels will also require specific pre-approval by the Committee. Unless otherwise specified by the Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.

8.
To the extent it deems it appropriate, delegate pre-approval authority to the Chairman of the Committee or any one or more other members of the Committee provided that any member of the Committee who has exercised such delegation must report any such pre-approval decisions to the Committee at its next scheduled meeting. The Committee will not delegate the pre-approval of services to be performed by the independent auditor to management.

9.
Require that the independent auditor, in conjunction with the Chief Financial Officer, be responsible for seeking pre-approval for providing services to the Company and that any request for pre-approval must inform the Committee about each service to be provided and must provide detail as to the particular service to be provided.

10.
Inform each accounting firm engaged for the purpose of preparing or issuing an audit report or to perform audit, review, or attest services for the Company that such firm shall report directly to the Committee.

11.	Review, at least annually, the qualifications, performance, and independence of the independent auditor. In conducting its review and evaluation, the Committee should do the following:

(a)
At least annually obtain and review a report by the Company's independent auditor describing (i) the auditing firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent auditor and the Company.

(b)
Ensure the receipt from the independent auditor of a formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1.

(c)	Actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditor.

(d)	Take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent auditor.

(e)	Ensure the rotation of the lead audit (or coordinating) partner at least every five years, and consider whether there should be regular rotation of the audit firm itself.

(f)
Confirm with the independent auditor that the lead (or coordinating) audit partner, the concurring (or reviewing) partner, and each other active audit engagement team partner satisfies the rotation requirements of Rule 2-01(c)(6) of Regulation S-X.

(g)	Take into account the opinions of management and the Company’s internal auditor (or other personnel responsible for the internal audit function), if any.

Financial Reporting Process

12.
In consultation with the independent auditor, management, and the internal auditor, if any, review the integrity of the Company's financial reporting processes, both internal and external. In that connection, the Committee should obtain and discuss with management and the independent auditor reports from management and the independent auditor regarding (a) all critical accounting policies and practices to be used by the Company and the related disclosure of those critical accounting policies under “Management's Discussion and Analysis of Financial Condition and Results of Operations”; (b) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the Company’s management, the ramifications of the use of the alternative disclosures and treatments, and the treatment preferred by the independent auditor; (c) all alternative treatments of financial statements within generally accepted accounting principals that have been discussed with the Company’s management, the ramifications of the use of alternative disclosures and treatments, and the treatment preferred by the independent auditor; (d) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (e) major issues as to the adequacy of the Company’s internal controls and any specific audit steps adopted in light of material control deficiencies; (f) issues with respect to the design and effectiveness of the Company's disclosure controls and procedures, management's evaluation of those controls and procedures, and any issues relating to such controls and procedures during the most recent reporting period; (g) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the financial statements of the Company; (h) any significant matters arising from any audit, including audit problems and difficulties, whether raised by management, the internal auditor, if any, and the independent auditor, relating to the Company’s financial statements; and (i) any other material written communications between the independent auditor and the Company’s management.

13.	Review periodically the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

14.
Review with the independent auditor any audit problems or difficulties encountered and management's response thereto. In this regard, the Committee will regularly review with the independent auditor (a) any audit problems or other difficulties encountered by the auditor in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management and (b) management’s responses to such matters. Without excluding other possibilities, the Committee may review with the independent auditor (i) any accounting adjustments that were noted or proposed by the auditor but were “passed” (as immaterial or otherwise), (ii) any communications between the audit team and the audit firm’s national office respecting auditing or accounting issues presented by the engagement, and (iii) any “management” or “internal control” letter issued, or proposed to be issued, by the independent auditor to the Company.

15.
Obtain from the independent auditor assurance that the audit of the Company’s financial statements was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, which sets forth procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934.

16.	Discuss the scope of the annual audit and review the form of the opinion the independent auditor proposes to issue.

17.	Review and discuss with management and the independent auditor the responsibilities, budget, and staffing of the Company’s internal audit function, if any.

Legal Compliance/General

18.	Review periodically, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

19.
Discuss with management and the independent auditor the Company’s guidelines and policies with respect to risk assessment and risk management. The Committee will discuss the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

20.
Set clear hiring policies for employees or former employees of the independent auditor. At a minimum, these policies should provide that any accounting firm may not provide audit services to the Company if the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Controller, or any person serving in an equivalent position for the Company was employed by the accounting firm and participated in any capacity in the audit of the Company within one year of the initiation of the current audit.

21.
Establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

22.	Unless assigned to a comparable committee or group of independent directors, review and approve all related party transactions as specified in Item 404 of Regulation S-K.

23.	Review and reassess the adequacy of this Charter on an annual basis.

Reports

24.	Prepare all reports required to be included in the Company’s proxy statement pursuant to and in accordance with applicable rules and regulations of the SEC.

25.
Report regularly to the full Board of Directors. In this regard, the Committee should review with the full Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, and the performance of the internal audit function, if any.

26.
The Committee shall provide such recommendations as the Committee may deem appropriate. The report to the Board of Directors may take the form of an oral report by the Chairman or any other member of the Committee designated by the Committee to make such report.

27.	Maintain minutes or other records of meetings and activities of the Committee.

Limitation of Audit Committee's Role

With respect to the foregoing responsibilities and processes, the Committee recognizes that the Company's financial management, including the internal audit staff, if any, as well as the independent auditor have more time, knowledge, and detailed information regarding the Company than do Committee members. Consequently, in discharging its oversight responsibilities, the Committee will not provide or be deemed to provide any expertise or special assurance as to the Company's financial statements or any professional certification as to the independent auditors' work.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditor. It also is not the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company's internal policies and procedures.

APPENDIX D

YTB INTERNATIONAL, INC.

CHARTER OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

PURPOSE

The purpose of the Compensation Committee of the Board of Directors (the “Committee”) of YTB International, Inc., a Delaware corporation (the “Company”), is to carry out the overall responsibility of the Board of Directors (the “Board”) relating to the compensation of the Company’s directors, executive officers and compensation policies, plans and programs. The term “compensation” shall include any salary, long-term incentives, bonuses, perquisites, equity incentives, severance arrangements, retirement benefits and other related benefits and benefit plans. The Committee shall also produce an annual report (the “Compensation Committee Report”) on the Committee’s compensation policies and executive compensation for inclusion in the Company’s proxy statement as required by the United States Securities and Exchange Commission (the “SEC”).

MEMBERSHIP

The Committee shall be comprised of two or more Board members, including a Committee Chairman, appointed by the Board. Each member of the Committee shall be (i) “independent” within the meaning of the listing standards set forth by American Stock Exchange, (ii) a “non-employee director” for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules promulgated thereunder, and (iii) an “outside director” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. Members of the Committee may be removed at any time by the Board.

To the extent the Committee consists of at least three members, one director who is not independent may be appointed to the Committee, subject to the following:

•	The director is not a current officer or employee of the Company or an immediate family member of a current officer or employee of the Company;

•	The Board determines, under exceptional and limited circumstances, that membership by the individual on the Committee is required by the best interests of the Company and its stockholders;

•
The Board discloses, in the Company’s next annual meeting proxy statement (or its next annual report on Form 10-K or its equivalent if the Company does not file an annual proxy statement) subsequent to such determination, the nature of the relationship and the reason for that determination; and

•	No such person may serve on the Committee under this exception for more than two years.

MEETINGS AND PROCEDURES

The Committee shall meet at least annually and more frequently as necessary or appropriate, including teleconferences when appropriate. Special meetings of the Committee may be called by any member of the Committee upon notice to all members as provided in the Bylaws of the Company; provided, however, that such notice may be waived as provided in the Bylaws of the Company. A majority of the Committee shall constitute a quorum, and the Committee shall act only on the affirmative vote of a majority of the members present at a meeting at which a quorum is present. Attendance by members of management will be at the invitation of the Committee Chairman. All determinations with respect to the compensation of the Company’s chief executive officer must be made by the Committee in an executive session, without the presence of executive officers. The Committee shall maintain minutes of all meetings documenting its activities and recommendations to the Board. The Committee shall report its actions and any recommendations to the Board after each Committee meeting.

DUTIES AND RESPONSIBILITIES

The function, powers, duties and responsibilities of the Committee as are follows:

1.
The Committee shall review from time to time and approve the Company’s compensation policies to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports organization objectives and stockholder interests.

2.
The Committee shall review and approve annually the corporate goals and objectives relevant to the chief executive officer of the Company. At least annually, the Committee shall evaluate the chief executive officer’s performance in light of these goals and objectives and set the chief executive officer’s compensation, including any salary, bonus, incentive and equity compensation, based on this evaluation. The Committee shall communicate in its annual Compensation Committee Report to stockholders the factors and criteria on which the chief executive officer’s compensation for the last year was based, including the relationship of the Company’s performance to the chief executive officer’s compensation.

3.
The Committee shall review and approve the compensation, including any salary, bonus, incentive and equity compensation, for the executive officers of the Company (which includes all officers within the meaning Section 16 of the Exchange Act and Rule 16a-l thereunder) other than the chief executive officer. The Committee shall communicate in its annual Compensation Committee Report to stockholders the specific relationship of corporate performance to such executive compensation.

4.	The Committee shall provide oversight of management’s decisions concerning the performance and compensation of key employees of the Company, other than the executive officers.

5.	The Committee shall approve, subject to Board approval and, where appropriate, subject to submission to the stockholders, all new incentive compensation and equity-based plans for executive officers.

6.
The Committee shall review the Company’s incentive compensation and equity-based plans, and the Committee shall recommend to the Board any changes in such incentive compensation and equity-based plans that the Committee deems necessary or appropriate. The Committee shall have and shall exercise all the authority of the Board with respect to the administration of such plans.

7.	The Committee shall review and approve all awards made to executive officers under the Company’s incentive compensation and equity-based plans.

8.
The Committee shall, not less frequently than annually, evaluate the performance of the Committee, including a review of the Committee’s compliance with this Charter, and review and reassess this Charter and submit any recommended changes to the Board for its consideration.

9.	The Committee shall perform such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board, or as designated in particular plan documents.

10.
The Committee shall have the authority to consult with Company counsel. The Committee also shall have the authority to engage any outside advisor of its selection, at the Company’s expense, should the Committee deem it necessary or appropriate to do so. The Committee shall have the sole authority to retain and terminate any compensation consultant to assist in the evaluation of director, chief executive officer or other executive officer compensation, including the sole authority to approve the compensation consultant’s fees and other retention terms.

11.	Staff to the Committee shall be the Chief Financial Officer and the Secretary of the Company. Staff to the Committee will have no authority to vote on matters before the Committee.

P R O X Y	YTB INTERNATIONAL, INC. PRELIMINARY PROXY CARD PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 11, 2007

The undersigned hereby: (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of YTB International, Inc. (the “Company”) to be held on June 11, 2007 and the Proxy Statement in connection therewith, each dated April 25, 2007; (b) appoints J. Scott Tomer and John D. Clagg, and each of them with power of substitution, as Proxies; (c) authorizes the Proxies to represent and vote, as designated hereon, all of the shares of Common Stock of the Company, held of record by the undersigned on April 23, 2007, at such Annual Meeting and at any adjournment(s) thereof; and (d) revokes any proxies heretofore given.

PLEASE SIGN AND DATE ON THE REVERSE SIDE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE

SEE REVERSE SIDE

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
EACH OF PROPOSALS 1, 2, 3, 4, 5, AND 6.

1.  Election of Directors

DIRECTOR- NOMINEES:

J. Lloyd Tomer   ☐ FOR  ☐ WITHHOLD AUTHORITY
J. Kim Sorensen    ☐ FOR    ☐ WITHHOLD AUTHORITY
Andrew Wilder    ☐ FOR    ☐ WITHHOLD AUTHORITY
John D. Simmons, Esq.    ☐ FOR    ☐ WITHHOLD AUTHORITY
Harold L. Kestenbaum, Esq.    ☐ FOR    ☐ WITHHOLD AUTHORITY
J. Scott Tomer    ☐ FOR    ☐ WITHHOLD AUTHORITY
Clay Winfield    ☐ FOR    ☐ WITHHOLD AUTHORITY
Dr. Timothy Kaiser    ☐ FOR     ☐ WITHHOLD AUTHORITY
Lou Brock    ☐ FOR    ☐ WITHHOLD AUTHORITY

2. Ratification of UHY, LLP as the Company’s independent auditors

☐ FOR	☐ AGAINST	☐ ABSTAIN

3. Approval of a Classified Board of Directors

☐ FOR	☐ AGAINST	☐ ABSTAIN

4. Approval of Increase in Authorized Capital of the Company and the Creation of Dual Classes of Common Stock

☐ FOR	☐ AGAINST	☐ ABSTAIN

5. Approval of Supermajority Voting Provisions for Approval of Certain Fundamental Transactions not Approved by the Board

☐ FOR	☐ AGAINST	☐ ABSTAIN

6. Ratification of the 2007 Sales Director Bonus Plan

☐ FOR	☐ AGAINST	☐ ABSTAIN

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6 AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

☐ Check here if you plan to attend the meeting

SIGNATURE(S)

SIGNATURE(S)

NOTE:	Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

DATE